                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY









                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                               INEXCON MAINE, INC.


                                       AND


                              BOWATER INCORPORATED



                            ------------------------
                            DATED AS OF MAY 18, 1999







THIS AGREEMENT SHALL BE KEPT CONFIDENTIAL PURSUANT TO THE TERMS OF THE CONFIDENTIALITY AGREEMENT DATED JANUARY 11, 1999 BETWEEN INEXCON PAPERS INC. AND BOWATER INCORPORATED

                                TABLE OF CONTENTS

SUMMARY OF TRANSACTION............................................................................................1

ARTICLE I.........................................................................................................1

CERTAIN DEFINITIONS...............................................................................................1
         1.01     Specific Definitions............................................................................1
         1.02     Other Terms....................................................................................11
         1.03     Other Definitional Provisions..................................................................12

ARTICLE II.......................................................................................................12

PURCHASE AND SALE OF GNP SHARES..................................................................................12
         2.01     Basic Transaction..............................................................................12
         2.02     Purchase Price.................................................................................12
         2.03     Post-Closing Adjustments.......................................................................14
                  (a)      Adjusted Net Working Capital..........................................................14
                  (b)      Net Working Capital Adjustment........................................................15
         2.04     Retained Assets................................................................................16
         2.05     Retained Liabilities...........................................................................16

ARTICLE III......................................................................................................16

RELATED AGREEMENTS...............................................................................................16
         3.01     Stock Certificates; Stock Powers...............................................................16
         3.02     Promissory Notes...............................................................................16
         3.03     Marketing Agreement............................................................................16
         3.04     Shared Services Agreement......................................................................16
         3.05     Nonsolicitation Agreement......................................................................16

ARTICLE IV.......................................................................................................17

REPRESENTATIONS, WARRANTIES
AND COVENANTS OF SELLER..........................................................................................17
         4.01     Organization and Good Standing.................................................................17
         4.02     Due Authorization..............................................................................17
         4.03     Noncontravention...............................................................................18
         4.04     Capitalization.................................................................................18
         4.05     GNP Shares.....................................................................................18
         4.06     Litigation Regarding GNP Shares. ..............................................................19
         4.07     Interest in Related Entities...................................................................19
         4.08     Investments....................................................................................19

         4.09     Title to Assets; Encumbrances..................................................................19
         4.10     Real and Leased Property.......................................................................20
                  (a)      Mill Sites............................................................................20
                  (b)      Fee Timberlands.......................................................................20
                  (c)      Owned Real Property...................................................................20
                  (d)      Leased Real Property..................................................................21
                  (e)      Hydroelectric System Easements........................................................21
                  (f)      Permitted Exceptions..................................................................22
                  (g)      Required Records......................................................................22
                  (h)      Hydroelectric System Operation........................................................22
         4.11     Intellectual Property..........................................................................22
         4.12     No Undisclosed Liabilities.....................................................................24
         4.13     Financial Statements...........................................................................24
         4.14     Absence of Changes.............................................................................24
         4.15     Tax Matters....................................................................................27
         4.16     Compliance with Laws, Etc......................................................................28
         4.17     Litigation Regarding GNP.......................................................................29
         4.18     Permits, Etc...................................................................................30
         4.19     Employees; Labor Relations.....................................................................30
         4.20     Employee Benefits..............................................................................31
                  (a)      Benefit Plans.........................................................................31
                  (b)      Documents Furnished...................................................................31
                  (c)      Qualification; Compliance.............................................................32
                  (d)      Multiemployer Plans...................................................................32
         4.21     Powers of Attorney.............................................................................32
         4.22     Agreements, Etc................................................................................33
         4.23     Brokers' or Finders' Fees, Etc.................................................................34
         4.24     Environmental Protection.......................................................................34
         4.25     Projections....................................................................................38
         4.26     Disclosures....................................................................................38
         4.27     Condition of Hydroelectric System Assets.......................................................38
         4.28     Books and Records..............................................................................39
         4.29     Accounts Receivable............................................................................39
         4.30     Inventories....................................................................................39
         4.31     Bank Accounts..................................................................................39
         4.32     Warranty and Product Liability Matters.........................................................39
         4.33     Insurance......................................................................................40
         4.34     Additional Representations or Warranties.......................................................40

ARTICLE V........................................................................................................40

REPRESENTATIONS, WARRANTIES
AND COVENANTS OF BUYER...........................................................................................40
         5.01     Organization and Good Standing.................................................................40
         5.02     Due Authorization..............................................................................40
         5.03     Noncontravention...............................................................................41
         5.04     Investment.....................................................................................41
         5.05     Disclosure.....................................................................................41

ARTICLE VI.......................................................................................................41

CERTAIN TAX MATTERS AND EXPENSES.................................................................................41
         6.01     Section 338(h)(10) Election....................................................................41
         6.02     Tax Allocation.................................................................................42
         6.03     Tax Periods Ending on or Before the Closing Date...............................................43
         6.04     Tax Periods Ending After the Closing Date......................................................44
         6.05     Cooperation on Tax Matters.....................................................................44
         6.06     Tax Sharing Agreements.........................................................................45
         6.07     Sales and Transfer Taxes.......................................................................45
         6.08     Tax Elections, Etc.............................................................................46

ARTICLE VII......................................................................................................46

PRE-CLOSING COVENANTS............................................................................................46
         7.01     General........................................................................................46
         7.02     Press Releases and Public Announcements........................................................46
         7.03     Disclosure.....................................................................................46
         7.04     Operation of Business..........................................................................47
         7.05     Books of Account...............................................................................47
         7.06     Access to Information..........................................................................47
         7.07     Cooperation....................................................................................48
         7.08     Consents.......................................................................................48
         7.09     Notice of Developments.........................................................................48
         7.10     Related Agreements.............................................................................48
         7.11     Other Changes..................................................................................48
         7.12     Real Property Transactions.....................................................................49
         7.13     Hart-Scott-Rodino..............................................................................49
         7.14     Issuance of Securities.........................................................................49
         7.15     Negotiation with Unions........................................................................49
         7.16     No Negotiation.................................................................................50

         7.17     Audited Financial Statements. .................................................................50
         7.18     Financing Commitment...........................................................................50
         7.19     Negotiation of Retained Liabilities............................................................50

ARTICLE VIII.....................................................................................................51

CONDITIONS TO OBLIGATION TO CLOSE................................................................................51
         8.01     Conditions to Obligations of Both Parties......................................................51
                  (a)      No Order, Decree or Injunction........................................................51
                  (b)      Expiration of HSR Act Waiting Period..................................................51
                  (c)      Consents Obtained.....................................................................51
                  (d)      Environmental Insurance...............................................................51
         8.02     Conditions to Obligation of Buyer..............................................................51
                  (a)      Representations and Warranties........................................................52
                  (b)      Performance of Obligations of Seller..................................................52
                  (c)      Closing Documentation.................................................................52
                  (d)      No Adverse Change.....................................................................53
                  (e)      Union Contracts.......................................................................53
                  (f)      FIRPTA Certificate....................................................................53
                  (g)      Affiliate Transactions................................................................53
                  (h)      No Proceedings........................................................................53
                  (i)      No Claim Regarding Stock Ownership or Sale Proceeds...................................53
                  (j)      Financing Commitment..................................................................53
         8.03     Conditions to Obligation of Seller.............................................................54
                  (a)      Representations and Warranties........................................................54
                  (b)      Performance of Obligations of Buyer...................................................54
                  (c)      Closing Documentation.................................................................54
                  (d)      Release of Guaranty...................................................................55
                  (e)      Board Approval........................................................................55

ARTICLE IX.......................................................................................................55

THE CLOSING......................................................................................................55
         9.01     Time and Place of Closing......................................................................55
         9.02     Instruments of Transfer, Etc...................................................................56

ARTICLE X........................................................................................................56

POST-CLOSING COVENANTS...........................................................................................56
         10.01    Expenses.......................................................................................56
         10.02    Further Assurances.............................................................................56
         10.03    Commissions and Fees...........................................................................57
         10.04    Consents.......................................................................................57

         10.05    Removal of Trademarks, Etc.....................................................................57
         10.06    Participation and Service......................................................................57
         10.07    Cafeteria Plan.................................................................................57
         10.08    Confidentiality................................................................................58
         10.09    Directory Paper Sales..........................................................................58
         10.10    Purchase Agreement Distributions...............................................................58
         10.11    Change in Use of Recycled Pulp Plant...........................................................58
         10.12    Retention Bonuses..............................................................................58

ARTICLE XI.......................................................................................................59

REMEDIES FOR BREACHES OF THIS AGREEMENT..........................................................................59
         11.01    Survival of Representations and Warranties.....................................................59
         11.02    Indemnification Provisions for Benefit of Buyer................................................60
         11.03    Indemnification Provisions for Benefit of Seller...............................................61
         11.04    Indemnification Regarding Purchase Agreements..................................................62
         11.05    Matters Involving Third Parties................................................................63
         11.06    Sole Remedy....................................................................................64

ARTICLE XII......................................................................................................65

TERMINATION......................................................................................................65
         12.01    Termination of Agreement.......................................................................65
         12.02    Effect of Termination..........................................................................65

ARTICLE XIII.....................................................................................................66

MISCELLANEOUS....................................................................................................66
         13.01    Entire Agreement...............................................................................66
         13.02    No Third-Party Beneficiaries...................................................................66
         13.03    Succession and Assignment......................................................................66
         13.04    Counterparts...................................................................................66
         13.05    Headings.......................................................................................66
         13.06    Notices........................................................................................67
         13.07    Governing Law..................................................................................67
         13.08    Dispute Resolution.............................................................................67
                  (a)      Mediation.............................................................................67
                  (b)      Arbitration...........................................................................69
         13.09    Return of Information..........................................................................70
         13.10    Amendments and Waivers.........................................................................70
         13.11    Severability...................................................................................70
         13.12    Expenses.......................................................................................71
         13.13    Construction...................................................................................71

         13.14    Incorporation of Exhibits, Annexes, and Schedules..............................................71
         13.15    Specific Performance...........................................................................71
         13.16    Submission to Jurisdiction.....................................................................71
         13.17    Fulfillment of Obligations.....................................................................72
         13.18    Definition of "ordinary course"................................................................72
         13.19    Attorney's Fees................................................................................72

                               DISCLOSURE SCHEDULE



                                                                                                     PAGE/SECTION
  SECTION                      DESCRIPTION OF SCHEDULE                                                 REFERENCE
  -------                      -----------------------                                                 ---------
   1.01(H)                  Hydroelectric System                                                  6 [ss.1.01]

   1.01(T1)                 Leases Extending Beyond Fifth Anniversary                            10 [ss.1.01]

   2.04                     Retained Assets                                                      16 [ss.2.04]

   2.05                     Retained Liabilities                                                 16 [ss.2.05]

   4.02                     Approvals                                                            18 [ss.4.02]

   4.03                     Noncontravention                                                     18 [ss.4.03]

   4.07                     Interest in Related Entities                                         19 [ss.4.07]

   4.08                     Investments                                                          19 [ss.4.08]

   4.09                     Title to Assets; Encumbrances                                        19 [ss.4.09]

   4.10(a)                  Mill Sites; Leased Real Property                                     20 [ss.4.10(a)]

   4.10(b)                  Fee Timberlands; Leased Real Property                                20 [ss.4.10(b)]

   4.10(c)                  Owned Real Property                                                  20 [ss.4.10(c)]

   4.11(a)                  Intellectual Property                                                22 [ss.4.11(a)]

   4.11(b)                  Intellectual Property - Computer Software                            22 [ss.4.11(b)]

   4.11(d)                  Intellectual Property - Litigation; Infringements                    23 [ss.4.11(d)]

   4.11(g)                  Intellectual Property - Encumbrances                                 23 [ss.4.11(g)]

   4.11(h)                  Intellectual Property - Licenses                                     23 [ss.4.11(h)]

   4.12                     No Undisclosed Liabilities                                           24 [ss.4.12]

   4.13                     Financial Statements                                                 24 [ss.4.13]

   4.14                     Absence of Changes                                                   24 [ss.4.14]

   4.15                     Tax Matters                                                          27 [ss.4.15]

   4.16                     Compliance with Laws                                                 28 [ss.4.16]

   4.17                     Litigation Regarding GNP                                             29 [ss.4.17]

  SECTION                      DESCRIPTION OF SCHEDULE                                                 REFERENCE
  -------                      -----------------------                                                 ---------

   4.18                     Permits                                                              30 [ss.4.18]

   4.19                     Employees; Labor Relations                                           30 [ss.4.19]

   4.20(a)                  Employee Benefit Plans                                               31 [ss.4.20(a)]

   4.20(b)                  Benefit Plans Retained by Seller                                     31 [ss.4.20(b)]

   4.20(c)                  Qualification; Compliance                                            32 [ss.4.20(c)]

   4.21                     Powers of Attorney                                                   32 [ss.4.21]

   4.22                     Material Agreements                                                  33 [ss.4.22]

   4.24                     Environmental Protection                                             36 [ss.4.24]

   4.30                     Inventory                                                            39 [ss.4.30]

   4.31                     Bank Accounts                                                        39 [ss.4.31]

   4.32                     Product Liability Claims                                             39 [ss.4.32]

   4.33                     Insurance Policies                                                   40 [ss.4.33]

   7.04                     Assets                                                               47 [ss.7.04]

   7.11                     Other Changes                                                        48 [ss.7.11]

   7.12                     Real Property Transactions                                           49 [ss.7.12]

                                    EXHIBITS

                                                                                  PAGE/SECTION
EXHIBIT                    DESCRIPTION                                              REFERENCE
-------                    -----------                                            ------------
   A                       Form of Term Note                                    13 [ss.2.02(b)]

   B                       Base Balance Sheet Working Capital                   15 [ss.2.03(b)]

   C                       Form of Marketing Agreement                          16 [ss.3.03]

   D                       Form of Shared Services Agreement                    16 [ss.3.04]

   E                       Form of Nonsolicitation Agreement                    16 [ss.3.05]

   F                       Union Contracts                                      49 [ss.7.15]

   G                       Form of Opinion of General Counsel                   52 [ss.8.02(c)(vi)]
                           of Seller

   H                       Form of Opinion of Counsel to Buyer                  54 [ss.8.03(c)(iii)]

   M                       Description of Modernization Program                  8 [ss.1.01(M)]

                            STOCK PURCHASE AGREEMENT

         Agreement entered into as of May 18, 1999, by and between Inexcon Maine, Inc., a Maine corporation ("Buyer"), and Bowater Incorporated, a Delaware corporation ("Seller"). Buyer and Seller are referred to collectively herein as the "Parties."


                             SUMMARY OF TRANSACTION

         WHEREAS, Seller is the record and beneficial owner of all of the issued and outstanding shares of common stock, par value $1.00 per share (the "GNP Shares"), of Great Northern Paper, Inc., a Delaware corporation ("GNP"); and

         WHEREAS, Buyer desires to purchase, and Seller desires to sell, all of the GNP Shares, upon the terms and subject to the satisfaction of the conditions set forth in this Agreement.

         NOW, THEREFORE, to effect such transactions and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by each Party, and intending to be legally bound hereby, the Parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.01 SPECIFIC DEFINITIONS. As used in this Agreement and in the Disclosure Schedule, the following terms shall have the meanings set forth or as referenced below:

                  "ADR" shall have the meaning set forth in Section 13.08(a).

                  "Adjusted Closing Net Working Capital Amount" shall have the meaning set forth in Section 2.03(a).

                  "Adverse Consequences" shall mean actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

                  "Affiliate" shall mean with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person at the time at which the determination of affiliation is made. As used in this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise.

                  "Affiliate Transaction" shall mean any transaction between Seller or any Affiliate of Seller, on the one hand, and GNP, on the other hand.

                  "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "Approvals" shall have the meaning set forth in Section 4.02.

                  "Assets" shall mean the assets of the Business, including, but not limited to the Assets set forth on the Base Balance Sheet, the Owned Real Property, those assets described in Schedule 7.04, the Intellectual Property and the Books and Records, but excluding the Retained Assets.

                  "Assumed Contracts" shall mean all contracts to which GNP is a party which by their terms will continue in force and effect and with respect to which GNP shall have obligations and/or derive benefits following the Closing Date.

                  "Assumed Liabilities" shall have the meaning set forth in
Section 4.12.

                  "Authorizations" shall have the meaning set forth in Section 4.18.

                  "Base Balance Sheet" shall have the meaning set forth in
Section 4.13.

                  "Benefit Plans" shall have the meaning set forth in Section 4.20(a).

                  "Books and Records" shall mean all books, ledgers, files, reports, plans, photographs and operating records and databases, whether in electronic format or otherwise, deeds, title abstracts, title records, plans, acquisition files and all other title and boundary information and all information as to inventory, management and the history of GNP in the possession of, or maintained by or for, GNP.

                  "Business" shall mean, to the extent conducted by GNP as of the date of this Agreement, the manufacture, sale and distribution by GNP of newsprint, directory paper, various grades of coated and uncoated ground wood-containing paper and pulp, the sale of standing timber or logs, the generation, transmission and sale of hydroelectric power and power with fossil fuels, the ownership and management of timberlands and the growing of trees.

                  "Business Day(s)" shall mean any day or days other than a Saturday, a Sunday or a day on which commercial banks in either New York City or Montreal are authorized or required by law to close.

                  "Business Equipment Tax Reimbursement Program" means the Business Equipment Tax Reimbursement Program, 36 M.R.S.A. Secs. 6651 et seq.

                  "Buyer" shall have the meaning set forth in the recitals.

                  "Buyer Deductible Amount" shall have the meaning set forth in Sections 11.03.

                  "Buyer Group" shall have the meaning set forth in Section
7.03.

                  "Buyer Indemnified Parties" shall have the meaning set forth in Section 11.02(a).

                  "Chosen Courts" shall have the meaning set forth in Section 13.16.

                  "Cleanup" shall have the meaning set forth in Section 4.24(a).

                  "Closing" shall mean the closing of the transactions contemplated by this Agreement.

                  "Closing Date" shall have the meaning set forth in Section
9.01.

                  "Closing Date Net Working Capital Amount" shall have the meaning set forth in Section 2.03(a).

                  "Closing Net Working Capital Certificate" shall have the meaning set forth in Section 2.06(b).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commercial Forestry Excise Tax" shall mean the Commercial Forestry Excise Tax, 36 M.R.S.A. ss.2721, et. seq.

                  "Confidentiality Agreement" shall mean the Agreement, dated January 11, 1999 between Buyer and Seller.

                  "Consents" shall have the meaning set forth in Section 7.08.

                  "Contracts" shall mean any agreements, contracts, leases, purchase orders, arrangements, commitments and licenses.

                  "Controlled Group" shall have the meaning set forth in Section 4.20(a).

                  "Counter-Notice" shall have the meaning set forth in Section 13.08(a).

                  "Current Assets" shall mean the amount, determined in accordance with GAAP applied on a consistent basis, of the following items which are shown on the applicable balance sheet relating to the Business: Accounts Receivable, Inventories and Prepaid Items (excluding all Tax assets and all amounts payable to GNP pursuant to the Irving Purchase Agreement and the McDonald Purchase Agreement).

                  "Current Liabilities" shall mean the amount, determined in accordance with GAAP applied on a consistent basis, of the following items which are shown on the applicable balance sheet relating to the Business: Accounts Payable and Accrued Liabilities (which consists of accrued expenses and other current liabilities and excludes Tax liabilities and excludes any liabilities regarding pensions, OPEB and workers compensation).

                  "de Minimis Claims" shall have the meaning set forth in
Section 11.02(a) or 11.03(a), as appropriate.

                  "Derivative Work" shall have the meaning set forth in Section 4.11(k).

                  "Disclosure Schedule" shall have the meaning set forth in
Article IV.

                  "Dispute" shall have the meaning set forth in Section
13.08(a).

                  "Effective Time" shall have the meaning set forth in Section 2.03(a).

                  "Election Amount" shall have the meaning set forth in Section 6.01.

                  "Employee Plan" shall have the meaning set forth in Section 10.07.

                  "Employee Liability Policy"shall have the meaning set forth in
Section 5.07.

                  "Employees" shall mean all current and former employees of GNP.

                  "Encumbrances" shall mean any and all mortgages, pledges, easements, assessments, security interests, leases, subleases, liens, adverse claims, tribal claims, levies, charges, options, warrants, assignments, rights to possession, rights of others or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrances of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, option contract, title retention contract, or other contract to give or refrain from giving any of the foregoing.

                  "Environmental Law(s)" shall have the meaning set forth in
Section 4.24(a).

                  "Environmental Liabilities and Costs" shall have the meaning set forth in Section 4.24(a).

                  "Environmental Permits" shall have the meaning set forth in
Section 4.24(b).

                  "Environmental Policy" shall have the meaning set forth in
Section 5.06.

                  "Equity Commitments" shall have the meaning set forth in
Section 7.18.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agreement" shall have the meaning set forth in Section 2.02(c).

                  "Fee Timberlands" shall have the meaning set forth in Section 4.10(b).

                  "FERC" shall mean the Federal Energy Regulatory Commission.

                  "Financial Statements" shall have the meaning set forth in
Section 4.13.

                  "Financing Commitment" shall have the meaning set forth in
Section 7.18. "GAAP" shall mean generally accepted accounting principles as currently in effect in the United States.

                  "GNP Pension Plans" shall mean the pension plans maintained by GNP as of the date hereof for the employees of GNP and includes the Great Northern Paper, Inc. Salaried Employees Retirement Plan and the Great Northern Paper, Inc. Pension Plan for Certain Employees.

                  "GNP Shares" shall have the meaning set forth in the recitals and in Section 4.04.

                  "Guaranty" shall have the meaning set forth in Section
8.03(d).

                  "Hazardous Substance" shall have the meaning set forth in
Section 4.24(a).

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Hydroelectric System" shall include (i) one (1) pumping station, and transmission lines, tower, conduits, and other electric transmission facilities, presently constituting the hydroelectric system operated by GNP and all land rights within FERC project boundaries or otherwise reasonably necessary to operate and maintain the facilities or to comply with the provisions of any of GNP's FERC licenses, including all recreational facilities and shoreline buffers; (ii) all rights, easements and options reserved pursuant to the McDonald Transaction Deeds; and (iii) those assets described in Section 1.01(H) of the Disclosure Schedule.

                  "Indemnified Parties" shall have the meaning set forth in
Section 11.05(a).

                  "Indemnifying Party" shall have the meaning set forth in
Section 11.05(a).

                  "Initial Cash Payment" shall have the meaning set forth in
Section 2.02(a).

                  "Initiating Party" shall have the meaning set forth in Section 13.08(a).

                  "Intellectual Property" shall mean all of the following used or held for use in the Business at any time in the past three (3) years, except to the extent owned by Seller, including, without limitation, references to "Bowater" and derivatives thereof, and logos associated therewith, and except for Intellectual Property related primarily to Seller's prior sawmill operations commonly known as the "Pinkham Lumber Company": (i) registered or unregistered trademarks, logos, trade or brand names, service marks, industrial designs, copyrights in both published and unpublished works and applications therefor;
(ii) patents (including divisions, reissues, renewals and extensions), patent applications, patent rights or patent disclosures (including any patents issuing on such applications, rights or disclosures); (iii) patterns, plans and designs;
(iv) registered user agreements, licenses, sublicenses and franchises; (v) inventions, research and development work and data, trade secrets, formulae and other proprietary know-how, aggregation and/or combination of compounds, processes, technology; (vi) unpatented blue prints, flow sheets, equipment and parts lists and descriptions and related instructions, manuals, data, records, procedures and industrial property; (vii) computer software, source and object codes, algorithms and all manuals and records in respect thereof to the extent that all the above items of Intellectual Property have been used or held for use in the Business at any time in the past three (3) years ("Computer Software"); and (viii) all other intellectual property rights, irrespective of the support on which they are recorded or affixed, throughout the world.

                  "Interest Rate" shall have the meaning set forth in Section 2.02(b).

                  "Irving Purchase Agreement" shall mean the Purchase and Sale Agreement dated as of December 23, 1998 by and among GNP, Seller, J.D. Irving, Limited, Aroostook Timberlands, LLC, Irving Forest Products, Inc. and Irving America, Inc., and the documents, instruments and agreements delivered pursuant thereto and the closing thereof.

                  "Knowledge of Seller" shall mean actual knowledge of Arthur Birt, Sheldon Cote, Anthony H. Barash, Harry F. Geair, Eldon Doody, Roger Loney, Donald G. McNeil, Arthur D. Fuller, David G. Maffucci, Marcia A. McKeague, Brian
R. Stetson, Richard Kuran, Frank Windle and Jeffrey M. Martin, after due inquiry with respect to the period since January 1, 1992.

                  "Laws" shall mean any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment or decree.

                  "Leased Real Property" shall have the meaning set forth in
Section 4.10(d).

                  "Liabilities" shall have the meaning set forth in Section
4.12.

                  "Licensee Software" shall have the meaning set forth in
Section 4.11(c).

                  "Marketing Agreement" shall have the meaning set forth in
Section 3.03.

                  "Material Agreements" shall have the meaning set forth in
Section 4.22.

                  "McDonald Purchase Agreement" shall mean the Purchase and Sale Agreement dated as of February 3, 1999 by and among GNP, Seller and McDonald Investment Company, Inc., and the documents, instruments and agreements delivered pursuant thereto and the closing thereof.

                  "McDonald Transaction Deeds" shall mean the following deeds from GNP dated March 30, 1999: (i) to Great Northwoods, LLC recorded in the Piscataquis County Registry of Deeds in Book 1191, Page 326; (ii) to Great Northwoods, LLC recorded in the Somerset Registry of Deeds in Book 2541, Page 252 and (iii) to Somerset Woodlands Limited Liability Company recorded in the Somerset County Registry of Deeds in Book 2541, Page 221.

                  "Mediation Notice"shall have the meaning set forth in Section 13.08(a).

                  "Mill Sites"shall have the meaning set forth in Section 4.10.

                  "Mill Site Permitted Exceptions" shall mean, to the extent in force and applicable to the Mill Sites: (i) all liens for Taxes, assessments, general and special, and governmental charges which are not due and payable as of the Closing; (ii) any rights of the United States of America, the State of Maine or others under the laws of the United States or the State of Maine in the use and continuous flow of any brooks, streams or other natural water courses or water bodies within, crossing or abutting the Mill Sites, riparian rights, navigational servitudes and any rights of the State of Maine in and to the Great Ponds as that term is defined in 38 M.R.S.A. ss.480-B(5); (iii) all land use (including environmental and wetlands), building and zoning codes and ordinances and other laws, ordinances, regulations, rules, orders, licenses or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such authority affecting the Mill Sites; (iv) to the extent of record, all easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses and agreements; (v) all electric power, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines, service lines and facilities of any nature now located on, over or under the Mill Sites; (vi) all existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the Mill Sites; (vii) the exceptions set forth in the Title Insurance Policies; (viii) those matters set forth as items 1 and 2 of
Section 4.10(c) of the Disclosure Schedule; and (ix) all easements and other Encumbrances granted pursuant to the McDonald Transaction Deeds.

                  "Modernization Program" shall mean the modernization program described in Exhibit M attached hereto.

                  "Mortgage"shall have the meaning set forth in Section 2.02(b).

                  "Net Working Capital" shall mean (x) Current Assets minus (y) Current Liabilities of GNP.

                  "Net Working Capital Adjustment" shall have the meaning set forth in Section 2.03(b).

                  "Non-Core Assets" shall mean certain assets to be identified by the Parties prior to the Closing (negotiating in good faith), which are not essential to the Business as presently conducted, including certain designated timberlands and development rights.

                  "North Maine Woods" shall mean North Maine Woods Inc., a Maine not-for-profit corporation.

                  "OPEB" shall mean obligations for post employment benefits other than pensions.

                  "OSHA" shall mean the Federal Occupational Safety and Health Code of 1970, as amended.

                  "Owned Real Property" shall have the meaning set forth in
Section 4.10(c).

                  "Party and "Parties" shall mean any signatory to this Agreement.

                  "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization.

                  "Pre-Closing Periods" shall mean all periods ending on or before the Closing Date and, with respect to any Tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date.

                  "Promissory Notes" shall have the meaning set forth in Section 2.02(c).

                  "Property" and "Properties" shall have the meaning set forth in Section 4.24(b).

                  "Purchase Price" shall have the meaning set forth in Section 2.02.

                  "Recipient Party" shall have the meaning set forth in Section 13.08(a).

                  "Related Agreements" shall mean the instruments and agreements delivered in accordance with Article III.

                  "Release" shall have the meaning set forth in Section 4.24(a).

                  "Resolution CPA Firm" shall have the meaning set forth in
Section 2.03(a).

                  "Retained Assets" shall have the meaning set forth in Section 2.04.

                  "Retained Liabilities" shall have the meaning set forth in
Section 2.05.

                  "Rules" shall have the meaning set forth in Section 13.08(b).

                  "Section 338(h)(10) Election" shall have the meaning set forth in Section 6.01.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and rules and regulations issued pursuant to that Act or any successor law.

                  "Seller" shall have the meaning set forth in the recitals.

                  "Seller Deductible Amount" shall have the meaning set forth in
Section 11.02(a).

                  "Seller Group" shall have the meaning set forth in Section
7.03.

                  "Seller Indemnified Parties" shall have the meaning set forth in Section 11.03(a).

                  "Seller's Objection" shall have the meaning set forth in
Section 2.03(a).

                  "Senior Lender" shall have the meaning set forth in Section 2.02(c).

                  "Seven Islands Purchase Agreement" shall mean the Purchase and Sale Agreement dated as of March 31, 1998 between Seven Islands Land Company and GNP.

                  "Shared Services Agreement" shall have the meaning set forth in Section 3.04.

                    "Six-Month LIBOR" shall mean a rate per annum equal to the London Interbank offered rate for six month deposits, as such rate shall change from day to day, as published from time to time in the Federal Reserve Statistical Release - Selected Interest Rates (H.15 (519)) such rate to be computed on the basis of a 360-day year.

                  "Subordinated Note" shall have the meaning set forth in
Section 2.02(c).

                  "Subordination Agreement" shall have the meaning set forth in
Section 2.02(c).

                  "Tax Returns" shall mean all reports, returns, declarations, estimates and statements of any nature regarding Taxes, including, without limitation, all schedules and other forms filed therewith, all amended returns, refund claims, credit claims, reimbursement claims, information returns and similar returns and reports.

                  "Tax" or "Taxes" shall mean all federal, state, local or foreign taxes and similar governmental assessments and impositions, including, but not limited to, income, gross receipts, windfall profits, value added, severance, real property, personal property, production, sales, use, license, excise, franchise, employment, withholding, transfer or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

                  "Term Note" shall have the meaning set forth in Section
2.02(b).

                  "Third Party Claim" shall have the meaning set forth in
Section 11.05(a).

                  "Timberlands Permitted Exceptions" shall mean, to the extent in force and applicable to the Fee Timberlands: (i) all liens for Taxes, assessments and governmental charges which are not due and payable as of the Closing; (ii) any rights of the United States of America, the State of Maine or others under the laws of the United States or the State of Maine in the use and continuous flow of any brooks, streams or other natural water courses or water bodies within, crossing or abutting the Fee Timberlands, riparian rights, navigational servitudes and any rights of the State of Maine in and to the Great Ponds as that term is defined in 38 M.R.S.A. ss.480-B(5); (iii) all land use (including environmental and wetlands), building and zoning codes and ordinances and other laws, ordinances, regulations, rules, orders, licenses or determinations of any federal, state, county, municipal or other governmental authority affecting the Fee Timberlands; (iv) to the extent of record, all easements, rights-of-way, licenses, permits and agreements for existing public and private roads and streets, railroads, and electric power, telephone, gas, water and other utility lines, pipelines, service lines and similar facilities;
(v) all existing leases, licenses, permits, notices and other agreements for roads, bridges, boat ramps, woodyards, logging camps, tower sites, forestry practice activities, and existing leases not having a term or renewal rights extending beyond the fifth anniversary of the Closing Date and existing leases extending beyond the fifth anniversary of the Closing Date and set forth in
Section 1.01(T1) of the Disclosure Schedule, for hunting, fishing and other recreational purposes (including cabins and camps relating thereto), copies of which have heretofore been provided to

Buyer; (vi) rights of others under Assumed Contracts; (vii) rights, if any, of persons in possession, with or without the knowledge and consent of the owner of the property, and any claims of adverse possession; (viii) all encroachments, overlaps, boundary line disputes, shortage in area, cemeteries and burial grounds and other similar matters that would be disclosed by an accurate survey or inspection of the Fee Timberlands; (ix) (A) all rights that have been granted for sand and gravel removal in the normal course of Seller's timberland business and (B) all rights excepted or reserved by, persons other than Seller or any Affiliate of Seller, with respect to the mining, extraction and removal of all minerals of whatever kind and character, including, without limitation, all coal, iron ore, oil, gas, sulfur, methane gas in coal seams, limestone and other minerals, metals and ores located on, in or under the Fee Timberlands that do not materially interfere with the cutting and hauling of timber; (x) any loss or claim that may arise by reason of or in connection with any indefiniteness or uncertainty in the legal descriptions of the Fee Timberlands; (xi) any loss or claim due to lack of access to any portions of the Fee Timberlands; (xii) as to Fee Timberlands owned in common with others to the extent reflected in Section 4.10(b) of the Disclosure Schedule, any rights or claims of such other owners in common, (xiii) mechanics liens arising from actions of Buyer, its agents, employees or contractors; (xiv) all easements and other Encumbrances granted pursuant to the McDonald Purchase Agreement or the McDonald Transaction Deeds; and (xv) those matters set forth as items 1 and 2 of Section 4.10(c) of the Disclosure Schedule; provided that none of the exceptions, with the exception of those referred to in clauses (ix)(A), (xiii) and (xiv) above, will, individually or in the aggregate, materially interfere with the ownership or use of the Fee Timberlands as currently used.

                  "Title Insurance Policies" shall mean the title insurance policies issued to GNP on December 30, 1991 by Chicago Title Insurance Company (Policy Nos. OD58910-8920 and OD58910-8921).

                  "Transmission Facilities" shall have the meaning set forth in
Section 4.10(e).

                  "Uncollected Receivables" shall have the meaning set forth in
Section 4.29.

                  "Union Contracts" shall have the meaning set forth in Section 7.15.

                  "Usage Rights" shall have the meaning set forth in Section 4.10(c).

         1.02 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have the meaning specifically ascribed to such terms wherever such terms appear elsewhere in this Agreement.

         1.03     OTHER DEFINITIONAL PROVISIONS.

                  (a) References in this Agreement to "Sections," "Articles," "Exhibits," "Annexes" and the "Disclosure Schedule" are to sections, articles, exhibits, annexes and the disclosure schedules herein and hereto unless otherwise indicated. Unless otherwise set forth herein, references in this Agreement to any document, instrument or agreement (including, without limitation, this Agreement) (i) shall include all exhibits, annexes, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time.

                  (b) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular or plural.

                  (c) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (d) References to any statute or statutory provision shall be construed as a reference to such statute or statutory provision as in force at the date of this Agreement and as respectively subsequently amended, re-enacted or consolidated.

                  (e) References to "dollars" or "$" shall be construed as being United States dollars.

                                   ARTICLE II

                         PURCHASE AND SALE OF GNP SHARES

         2.01 BASIC TRANSACTION. On the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties of the Parties herein, at the Closing Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer and convey to Buyer, all of the GNP Shares for the consideration specified in Section 2.02 hereof.

         2.02 PURCHASE PRICE. At the Closing, as the Purchase Price (the "Purchase Price") to be paid by Buyer for the GNP Shares, Buyer shall pay to Seller the sum of $120,000,000, payable as follows:

                  (a) CASH PAYMENT. Cash in the amount of $90,000,000, subject to reduction as provided in Section 2.02(c) (such amount, the "Initial Cash Payment"), subject to the Net Working Capital Adjustment pursuant to the provisions of Section 2.03, if any. The Initial Cash Payment shall be paid at the Closing in immediately available Federal Funds by wire transfer to the bank account of Seller designated by Seller not later than two Business Days prior to the Closing. The Net Working Capital Adjustment shall be paid (promptly after it is determined in accordance with the provisions of Section 2.03 hereof) by the relevant Party in immediately available Federal Funds by wire transfer to the bank account of the recipient designated by the recipient not later than two Business Days prior to the day of payment.

                  (b) TERM NOTE. A promissory note of Buyer and GNP in the principal amount of $10,000,000, payable in full to Seller, its successors and assigns on the first anniversary of the Closing Date, bearing interest at the rate of the Six-Month LIBOR plus 1 3/8% (which interest shall be due and payable together with any payment of the principal thereof, including any prepayment thereof, in which event any such payment shall be applied against interest due and payable before being applied against the principal thereof), subject to a right of set-off for valid indemnification claims pursuant to Article XI hereof, and otherwise in the form attached hereto as Exhibit A (the "Term Note").

                  (c) SUBORDINATED NOTE. A subordinated promissory note of Buyer and GNP (the "Subordinated Note", and together with the Term Note, the "Promissory Notes"), in the principal amount of $20,000,000, payable to Seller, its successors and assigns, bearing interest at the five year treasury rate, as the same shall exist on the Closing Date, plus 1 1/2% (which interest shall be due and payable together with any payment of principal thereof, in which event any such payment shall be applied against interest due and payable before being applied against the principal thereof) and maturing on the date of maturity of any indebtedness incurred by Buyer to an institutional lender (the "Senior Lender"). The Subordinated Note shall provide for mandatory payments (which payments shall not subordinated, except as set forth below): (i) upon any sale by GNP of Non-Core Assets, with respect to which Buyer will cause GNP to use reasonable commercial efforts to sell as promptly as practicable following the Closing at a commercially reasonable price, the payments in such case to be the net after-tax proceeds of each such sale, and (ii) upon any payment by Seller to Buyer pursuant to Section 6.01, a payment by Buyer of so much of the amount thereof as does not exceed the outstanding principal balance of the Subordinated Note as of the date of such payment, provided, however, that any payment to be made prior to the completion of the Modernization Program and shall be deferred and instead shall be placed in an escrow account to be established by the Parties promptly upon the execution hereof (the "Escrow Account"), the contents of which Escrow Account to be paid to Seller on the earlier of said date, such completion or the abandonment of the Modernization Program, subject to any rights the Senior Lender may have in the event of acceleration of its indebtedness, the terms of the subordination (to be included in such subordinated note or in a separate subordination agreement) and the terms of the escrow agreement pertaining to the Escrow Account, to be negotiated in good faith by the parties in a manner reasonably satisfactory to the Senior Lender and consistent with the foregoing.

         2.03     POST-CLOSING ADJUSTMENTS.

                  (a)      ADJUSTED NET WORKING CAPITAL.

                           (i)      As promptly as  practicable  after the
Closing (but in any event not later than 60 days after the Closing Date), Buyer shall cause to be prepared and delivered to Seller, a certificate (the "Closing Net Working Capital Certificate") setting forth Buyer's calculation of the Net Working Capital (the "Closing Date Net Working Capital Amount") as of 12:01 A.M. on the Closing Date (the "Effective Time") based upon the books and records of GNP. Buyer will make available to Seller and its accountants copies of all customary accounting working papers in their possession that were prepared in connection with the calculation of the Closing Date Net Working Capital Amount and to provide Seller and its accountants with access to the persons conducting such preparation or review by or for Buyer. The Closing Net Working Capital Amount shall be determined (x) in accordance with GAAP, and (y) in accordance with accounting policies and practices consistent with those used in the preparation of the Base Balance Sheet, without giving effect to the transactions contemplated hereby. The fees and expenses of preparing the Closing Net Working Capital Certificate shall be borne equally by Buyer and Seller.

                           (ii)     Seller and Seller's  accountants shall,
within 45 days after delivery by Buyer of the Closing Net Working Capital Certificate, complete their review of the documents referred to in Section 2.03(a)(i) above. In the event that Seller questions or disagrees with the proposed Closing Date Net Working Capital Amount, Seller shall inform Buyer in writing (the "Seller's Objection"), setting forth a specific description of the basis of Seller's Objection and the changes and adjustments to the Closing Date Net Working Capital Amount which Seller believes should be made, on or before the last day of such 45-day period. The failure to notify Buyer of any objections or proposed changes within such period shall be deemed to mean that Seller has no such objections or proposed changes.

                           (iii)    If a Seller's Objection is timely delivered
pursuant to Section 2.03(a)(ii) above, Buyer and Seller, during the 15 days following delivery of such notice, shall use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of the Closing Date Net Working Capital Amount. If during such period, Buyer and Seller are unable to reach such agreement, they shall refer their remaining differences to Arthur Anderson, L.P., or another internationally recognized firm of independent public accountants as to which Seller and Buyer mutually agree (the "Resolution CPA Firm"), who shall be informed of the confidentiality agreements contained herein and applicable hereto and agree to be bound thereby, and who shall determine on the basis of the standards set forth in Section 2.03(a)(i) hereof, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Date Net Working Capital Amount, as set forth in the Closing Net Working Capital Certificate, requires adjustment. Buyer and Seller shall make readily available to the Resolution CPA Firm all relevant books and records and any work papers (including those of the Parties' respective accountants) relating to the Base Balance Sheet and the Closing Net Working Capital Certificate and all other items reasonably requested by the Resolution CPA Firm. The Parties shall instruct the Resolution CPA Firm to deliver its written determination to Buyer and Seller no later than the twentieth day after the remaining differences underlying Seller's Objection are referred to the Resolution CPA Firm. The Resolution CPA Firm's determination shall be conclusive and binding upon Buyer and Seller.

                           (iv)     The "Adjusted Closing Net Working Capital
Amount" shall be (A) the Closing Date Net Working Capital Amount reflected in the Closing Net Working Capital Certificate in the event that (x) no Seller's Objection is delivered to Buyer during the 45-day period specified above or (y) Seller and Buyer so agree during such 45-day period; (B) the Closing Date Net Working Capital Amount, adjusted in accordance with Seller's Objection, in the event that a Seller's Objection is timely delivered to Buyer and (x) Buyer does not respond to Seller's Objection within the 45-day period following receipt by Buyer of Seller's Objection or (y) Seller and Buyer so agree during such 45-day period; or (C) the Closing Date Net Working Capital Amount, as adjusted by (x) the agreement of Seller and Buyer and/or (y) the Resolution CPA Firm.

                           (v)      Seller shall provide Buyer and its
accountants with (i) all data and financial statements reasonably requested by Buyer and (ii) full access to the Books and Records, and the books and records of Seller, and any other information, including work papers of its accountants, and to any employees to the extent necessary for Buyer to prepare the Closing Net Working Capital Certificate and the Adjusted Closing Net Working Capital Amount.

                           (vi)     The fees and expenses of the Resolution CPA
Firm shall be borne equally by Buyer and Seller.

                           (vii)    For purposes of all provisions of this
Agreement other than this Section 2.03(a), the "Closing Net Working Capital Certificate" shall mean the Closing Net Working Capital Certificate, as the same may be finally modified by the Parties or the Resolution CPA Firm pursuant to this Section 2.03(a).

                  (b) NET WORKING CAPITAL ADJUSTMENT. If the Adjusted Closing Net Working Capital Amount exceeds $37,445,000 (the "Base Balance Sheet Working Capital", calculated pursuant to Exhibit B hereto), then Buyer shall pay to Seller in cash the amount of such excess, with interest from the Closing Date through the date of payment at the Interest Rate. If the Adjusted Closing Net Working Capital Amount is less than the Base Balance Sheet Working Capital, then Seller shall pay to Buyer in cash the amount of such deficit with interest from the Closing Date to the date of payment at the Interest Rate. In either case, such payment shall be made within five Business Days of the date that the Adjusted Closing Net Working Capital Amount shall become final and binding upon the Parties.

         2.04 RETAINED ASSETS. By dividend or other distribution to Seller prior to the Closing, Seller shall retain those assets identified in Section
2.04 of the Disclosure Schedule, including, without limitation, the GNP Pension Plans and all assets of the GNP Pension Plans (the "Retained Assets").

         2.05 RETAINED LIABILITIES. Seller shall retain by assumption prior to the Closing and/or indemnify and hold harmless Buyer and GNP with respect to:
(i) those liabilities identified in Section 2.05 of the Disclosure Schedule, including any and all liabilities arising under the Irving Purchase

Agreement and the McDonald Purchase Agreement (in each case subject to the limitations contained therein and subject to the provisions of Section 11.04 hereof); (ii) any and all liabilities arising under the GNP Pension Plans or directly related to any Retained Asset; and (iii) those liabilities determined in accordance with the provisions of Section 7.19 hereof to be retained by Seller (collectively, the "Retained Liabilities").

                                  ARTICLE III

                               RELATED AGREEMENTS

         Simultaneously with the Closing hereunder the following instruments and agreements (the "Related Agreements") shall be executed and delivered:

         3.01 STOCK CERTIFICATES; STOCK POWERS. At the Closing, Seller shall deliver to Buyer a certificate or certificates representing the GNP Shares duly endorsed in blank or, at the request of Buyer, with a fully executed stock power attached, all in proper form for transfer. The GNP Shares shall be delivered to Buyer free and clear of all Encumbrances, other than pursuant to this Agreement.

         3.02 PROMISSORY NOTES. At the Closing, Buyer shall deliver to Seller the Term Note and the Subordinated Note, each dated the Closing Date.

         3.03 MARKETING AGREEMENT. A Marketing Agreement pursuant to which Seller will sell all newsprint paper produced by GNP's Mills for a term of three years at a commission of two percent (2%) and otherwise on the terms and in the form attached as Exhibit C hereto (the "Marketing Agreement").

         3.04 SHARED SERVICES AGREEMENT. A Shared Services Agreement whereby Seller shall agree to continue to provide to GNP certain services which it currently provides, such as order fulfillment, payroll and accounting and shared software, for a term of not more than eighteen (18) months on the terms and in the form attached as Exhibit D hereto (the "Shared Services Agreement").

         3.05 NONSOLICITATION AGREEMENT. A Nonsolicitation Agreement between Seller and GNP in the form attached hereto as Exhibit E (the "Nonsolicitation Agreement").

                                   ARTICLE IV

                           REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF SELLER

         Seller hereby represents and warrants to, and covenants with, Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the time of the Closing, as though made then and as though the time of the Closing were substituted for the date of this Agreement throughout this Article IV (except that representations and warranties that are made as of a specific date need to be true only as of such date), subject to and except as disclosed in the Disclosure Schedule delivered by Seller to Buyer (the "Disclosure Schedule"). For purposes of this Agreement the disclosure of any matter with sufficient particularity in any Section of the Disclosure Schedule shall serve as sufficient disclosure for purposes of all of the representations and warranties contained in this Article IV.

         4.01 ORGANIZATION AND GOOD STANDING. Seller and GNP are each corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware. GNP is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Maine and in each other state in which either the ownership or use of the properties used or owned by GNP, or the nature of the activities conducted by GNP, requires such qualification. GNP has all requisite corporate power and authority to own, lease and operate the Assets and to carry on the Business in the manner presently conducted. Prior to the Closing, Seller shall have delivered to Buyer true, complete and correct copies of the Certificate of Incorporation (including all amendments thereto), and the By-Laws of GNP.

         4.02 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the Related Agreements and, subject to the provisions of
Section 8.03(e) hereof, the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Seller and GNP. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, and the Related Agreements will, when executed and delivered by Seller at Closing, constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and, except as expressly contemplated herein and except with respect to Approvals under the Environmental Laws (as defined in Section 4.24 hereof) which are the subject matter of Section
4.24 hereof, all authorizations, licenses, permits, approvals and consents of, or notices to or filings or registrations with, any domestic or foreign governmental agency or body, or any other third party, necessary for the execution and delivery by Seller of this Agreement and the Related Agreements, and/or the consummation of the transactions contemplated hereby and thereby (collectively, the "Approvals"), have been, or as of the Closing will have been, duly obtained, effected or given and are, or as of the Closing will be, in full force and effect or will have been obtained prior to the Closing. Section 4.02 of the Disclosure Schedule sets forth a list of all Approvals, other than those required under the Environmental Laws.

         4.03 NONCONTRAVENTION. Except as set forth in Section 4.03 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Agreements will not (with or without notice or the lapse of time) (i) result in a violation of any provision of the Certificate of Incorporation or By-Laws of Seller or GNP, or of any material contract by which Seller or GNP is bound, or of any judgment or decree to which either Seller or GNP is a party or by which Seller or the GNP Shares may be bound or affected; or (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, encumbrance, security agreement, charge, pledge, equity or other claim or right of any person in or to the GNP Shares, the Assets or the Liabilities, under the terms, conditions or provisions of any note, bond, mortgage, indenture, license agreement or other instrument or obligation to which Seller or GNP is a Party or by which Seller, GNP or the GNP Shares or by which any of the Assets or Liabilities may be bound. All necessary authorizations of the transactions contemplated by this Agreement and the Related Agreements required to be obtained by Seller or GNP from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulations of such government or agency shall have been made in such form as is acceptable as filed. Buyer shall cooperate, at Seller's expense (except with respect to any filing required to be made pursuant to the HSR Act), with Seller and GNP with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations. Seller will deliver to Buyer at the Closing true and complete copies of all resolutions of its board of directors by which the execution, delivery and performance of this Agreement and the Related Agreements and consummation of the transactions contemplated hereby and thereby were authorized, certified by the Secretary or Assistant Secretary of Seller as of the Closing Date.

         4.04 CAPITALIZATION. The authorized capital stock of GNP consists of one thousand (1,000) shares of common stock, $1.00 par value per share (the "GNP Shares"), all of which shares are issued and outstanding. The GNP Shares are duly authorized, validly issued, fully paid and non-assessable. There are no pre-emptive rights, whether at law or otherwise, to purchase any of the securities of GNP and there are no outstanding options, warrants, subscriptions, agreements, plans or other commitments pursuant to which GNP is or may become obligated to sell or issue any shares of its capital stock or any other debt or equity security, and there are no outstanding securities convertible into shares of such capital stock or any other debt or equity security. None of the GNP Shares or other equity securities of GNP was issued in violation of the Securities Act or other applicable laws.

         4.05     GNP SHARES. Seller holds of record and owns beneficially
1,000 GNP Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any capital stock of GNP (other than this Agreement). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of GNP.

         4.06 LITIGATION REGARDING GNP SHARES. There are no actions, suits, claims, investigations (to the Knowledge of Seller) or legal or administrative or arbitration (or other binding alternative dispute resolution) proceedings pending or, to the Knowledge of Seller, threatened by or against Seller, relating to the GNP Shares, this Agreement and/or the transactions contemplated hereby, before any court, governmental agency or other body, and no judgment, order, writ, injunction, decree or other similar command of any court or governmental agency or other body has been entered against or served upon Seller relating to the GNP Shares, this Agreement and/or the transactions contemplated hereby including, without limitation, the transfer to Buyer of the GNP Shares.

         4.07     INTEREST IN RELATED ENTITIES. Except as set forth in Section
4.07 of the Disclosure Schedule, and except for agreements executed pursuant hereto, neither Seller nor any Affiliate of Seller will, immediately following the Closing Date (i) have any direct or indirect interest in any person or entity which is a lessor of assets or properties to, material supplier of, or provider of services to GNP, or (ii) have a direct or indirect interest in any contract or agreement to which GNP is a party (except the McDonald Purchase Agreement, the Irving Purchase Agreement, and the agreements executed pursuant thereto). For purposes of this Section, any investment by Seller or any Affiliate of Seller in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, which investment does not give Seller or such Affiliate the right to control or influence the policy decisions of such company, shall be deemed not to constitute a direct or indirect interest in such company.

         4.08 INVESTMENTS. Except as set forth in Section 4.08 of the Disclosure Schedule, as of the Closing Date, GNP will not own or maintain, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity, except for GNP's membership interest in North Maine Woods.

         4.09 TITLE TO ASSETS; ENCUMBRANCES. Except with respect to the Owned Real Property and the Intellectual Property (the representations and warranties with respect to which shall be as set forth in Sections 4.10 and 4.11 below, respectively), GNP has good and marketable title to all of the Assets, free and clear of all Encumbrances, except those specified in Section 4.09 of the Disclosure Schedule and liens for Taxes not yet due and payable, and except for Mill Site Permitted Exceptions and Timberland Permitted Exceptions. Except as set forth in Section 4.09 of the Disclosure Schedule, the Assets include all material assets necessary for the operation of the Business as presently conducted.

         4.10     REAL AND LEASED PROPERTY.

                  (a)      MILL SITES.

                           (i)      Section 4.10(a) of the  Disclosure Schedule
is a list and description of all Mill Sites (the "Mill Sites") and Leased Real Property, together with a brief description of all buildings and other major improvements located on said properties.

                           (ii)     GNP has fee title to the Mill  Sites to the
extent set forth in GNP's Title Insurance Policies, together with all easements and other appurtenant rights, free and clear of all mortgages granted by any Person, and free and clear of all Encumbrances except for the Mill Site

Permitted Exceptions. The Mill Site Permitted Exceptions in existence on the Closing Date will not, individually or in the aggregate, materially interfere with the ownership and use of the Mill Sites, for the purposes for which each is currently used and in the operation of the Business as presently conducted.

                  (b)      FEE TIMBERLANDS.

                           (i)      Section 4.10(b) of the Disclosure Schedule
contains a list and description of all the Fee Timberlands (the "Fee Timberlands") and Leased Real Property.

                           (ii)     Except as specifically  provided in
Section 4.10(b) of the Disclosure Schedule, GNP has good and marketable title, and fee interests in, the Fee Timberlands together with all easements and other appurtenant rights, free and clear of all Encumbrances and other matters affecting title except for the Timberland Permitted Exceptions. The Timberland Permitted Exceptions in existence at the Effective Time will not, individually or in the aggregate, materially interfere with the ownership and use of the Fee Timberlands for the purposes for which they are currently used.

                           (iii)    Except as specifically provided in Section
4.10(b) of the Disclosure Schedule, the Mill Site Permitted Exceptions in existence on the Closing Date and the Timberlands Permitted Exceptions in existence on the Closing Date will not materially interfere with GNP's use, enjoyment and possession of the Hydroelectric System in the manner currently used and in the operation of the Business as currently conducted.

                  (c)      OWNED REAL PROPERTY.

                           (i)      The "Owned Real Property" consists of the
Fee Timberlands, the Mill Sites, the Hydroelectric System (the fee ownership of such Hydroelectric System being included within the definition of "Fee Timberlands" and "Mill Sites") and the surplus real property generally described on in Section 4.10(c) of the Disclosure Schedule. Other than as set forth in
Section 4.10(c) of the Disclosure Schedule, there are no condemnation proceedings pending or, to the Knowledge of Seller, threatened relating to the Owned Real Property.

                           (ii)     GNP has deeds or other evidence of title
or usage rights to all of the Owned Real Property. With respect to the assets that comprise the Hydroelectric System, and other than as set forth in Section 4.10(c) of the Disclosure Schedule and except for Timberland Permitted Exceptions and Mill Site Permitted Exceptions, as the case may be, to the Knowledge of Seller, GNP has deeds, usage rights in perpetuity (except licenses which may be terminated or which expire by their terms), valid rights of way or other rights of access to the Owned Real Property which are customary in connection with timberlands in the region in the State of Maine in which such Owned Real Property is located, except where the failure to have such rights would not materially interfere with the use of such property for the purposes for which such property is currently used.

                           (iii)    Except as provided in Section 4.10(c) of
the Disclosure Schedule, neither Seller nor GNP has granted to any party any option, right of first refusal or other agreement to sell or dispose of the Owned Real Property.

                           (iv)     To the Knowledge of Seller, except asset
forth in Section 4.10(c) of the Disclosure Schedule, there are no persons having or claiming adverse possession of any Owned Real Property.

                           (v)      The Hydroelectric System is wholly located
within the Mill Sites and the Fee Timberlands and on real property not owned by GNP but as to which GNP has easements, rights of way, leases, licenses, charter rights, prescriptive rights or other rights to use such real property (collectively, the "Usage Rights"). The fact that a portion of the Hydroelectric System is on land in which GNP has Usage Rights, as opposed to fee ownership, does not materially interfere with GNP's use or continued operation of the Hydroelectric System.

                  (d) LEASED REAL PROPERTY. Each lease of Leased Real Property ("Leased Real Property") is valid and in full force and effect, and GNP is not in material default of any of its obligations under such leases and there is no event or condition that the giving of notice or the passage of time, or both, would create such a default. To the Knowledge of Seller, (i) no lessor under any of such leases is in default of any of its obligations thereunder and
(ii) there is no event or condition that with the giving of notice or the passage of time, or both, would create a default by GNP or any such lessor under any such lease.

                  (e) HYDROELECTRIC SYSTEM EASEMENTS. The continued operation of the Hydroelectric System, or any component thereof, depends upon transmission lines, towers, conduits and/or other electric transmission facilities (the "Transmission Facilities"), some of which are located in, on, under or over real property not owned by GNP. GNP holds valid Usage Rights, obtained from the owners of such other real property for the maintenance and operation of the Transmission Facilities. The fact that a portion of the Transmission Facilities is on land in which GNP has Usage Rights, as opposed to fee ownership, does not materially interfere with GNP's use or continued operation of the Transmission Facilities.

                  (f) PERMITTED EXCEPTIONS. Seller has furnished to, or made available for inspection by, Buyer a complete copy of each written license, easement, right-of-way and other written agreement referred to in the definitions of Timberlands Permitted Exceptions and Mill Site Permitted Exceptions that is in the possession of Seller or GNP or that is within the Knowledge of Seller.

                  (g) REQUIRED RECORDS. GNP maintains all records regarding the Hydroelectric System which are required pursuant to applicable laws and permits issued to GNP.

                  (h) HYDROELECTRIC SYSTEM OPERATION. GNP maintains all licenses and permits required to operate the Hydroelectric System as it is currently being operated, including those permits and licenses required by the Maine Department of Environmental Protection, the Maine Land Use Regulatory Commission and the Federal Energy Regulatory Commission. GNP has substantially complied with all material terms and conditions of such licenses and permits, and any deviations therefrom do not materially and adversely affect the use, enjoyment and possession of the Hydroelectric System. Since January 1, 1992, the Hydroelectric System has been regularly inspected and GNP has substantially followed, or is presently in the process of substantially following, the recommendations resulting from such inspections.

         4.11     INTELLECTUAL PROPERTY

                  (a) Section 4.11(a) of the Disclosure Schedule sets forth a list of (i) patents, registered trademarks, intent-to-use trademark registrations, registered trade names, registered service marks, and registered copyrights owned by GNP and currently used or held for use in the Business, and all applications therefor, and (ii) to the Knowledge of Seller, all unregistered trademarks, trade names, service marks and copyrights used or held for use in the Business and owned by GNP.

                  (b) Section 4.11(b) of the Disclosure Schedule sets forth a list of computer programs (excluding readily available, off-the-shelf personal computer software packages) currently used or held for use in the Business. With respect to software designated in Section 4.11(b) of the Disclosure Schedule as "Owned by Bowater", "Common" or "Shared" and used in the Business, Seller shall retain ownership and shall provide a royalty-free license to GNP to use such software following the Closing until termination or expiration of the Shared Services Agreement, at which time such software license shall terminate.

                  (c) GNP's rights in the Intellectual Property are valid and enforceable and GNP has the right to use all Intellectual Property used or held for use in the Business except Computer Software identified in Section 4.11(b) of the Disclosure Schedule as computer software not owned by Seller or GNP and used in the Business ("Licensee Software"). With respect to Licensee Software, at Buyer's request and to the extent permitted under the license applicable to such Licensee Software, Seller shall sublicense the Licensee Software to GNP on the same terms and conditions as Seller's license applicable thereto, until termination or expiration of the Shared Services Agreement, at which time any and all such permitted sublicenses shall terminate. Seller agrees to execute such documents as may be reasonably required by the Licensors of the Licensee Software to effectuate the sublicense to Buyer.

                  (d) Except as set forth in Section 4.11(d) of the Disclosure Schedule, there are no pending or, to the Knowledge of Seller, threatened proceedings or litigation against GNP: (i) based upon the Intellectual Property, or (ii) alleging that operation of the Business of any of the Assets infringe or misappropriate the patents, trademarks, trade names, copyrights, trade secrets or other intellectual property rights of others.

                  (e) Except as set forth in Section 4.11(d) of the Disclosure Schedule, to the Knowledge of Seller, (i) there are no infringements, misappropriations or other violations by others of valid, enforceable items of Intellectual Property, and (ii) use of the Intellectual Property and operation of the Business as currently conducted do not infringe, misappropriate or violate the patents, trademarks, trade names, copyrights, trade secrets or other intellectual property rights of others.

                  (f) In the case of software designated as "Local", "Owned by GNP" or "Licensed by GNP" in Section 4.11(b) of the Disclosure Schedule, Seller releases and waives any right, title and interest in said software.

                  (g) Except as set forth in Section 4.11(g) of the Disclosure Schedule, GNP has good and marketable title to the Intellectual Property, free and clear of all Encumbrances.

                  (h) Except as set forth in Section 4.11(h) of the Disclosure Schedule, GNP has not granted any license with respect to any of the Intellectual Property to any Person.

                  (i) GNP has exclusive control over the source codes for all of the Computer Software which is owned by GNP and, to the Knowledge of Seller, no third party has copies of the source codes for any of the Computer Software that is owned by GNP.

                  (j) None of the former or current members of management or key personnel of GNP or Seller, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of the Computer Software which is owned by GNP, has asserted or, to the Knowledge of Seller, threatened, either orally or in writing, any claims against GNP in connection with the involvement of such persons in the conception and development of any of such Computer Software.

                  (k) No licenses or rights have been granted to distribute the source code of, or to use source code to create Derivative Works (as hereinafter defined) from, the Computer Software that is owned by GNP. As used herein, "Derivative Work" shall mean a work which is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgment, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work as well as translations from one human language to another and from one type of code to another.

                  (l) The source codes for all Computer Software which is owned by GNP have been placed in back-up files that are securely stored in a location other than the Facility or Facilities where such Computer software is used. All databases used in the Business are periodically (at least once every week) backed-up and such back-up materials are moved to and securely stored at locations other than the Facility or Facilities where such databases are stored.

         4.12     NO UNDISCLOSED LIABILITIES. Except as set forth in Section
4.12 of the Disclosure Schedule, and except for the Retained Liabilities, GNP has no known liabilities or obligations of any nature, fixed or contingent, matured or unmatured ("Liabilities"), other than (i) the liabilities and obligations to the extent reflected in the Base Balance Sheet or the Net Working Capital Certificate, (ii) Liabilities incurred in the ordinary course of business since the date of the Base Balance Sheet, (iii) routine, ongoing compliance obligations under statutes, regulations and ordinances of general applicability and not unique to the Business and not otherwise disclosed in this Agreement, (iv) the liabilities and obligations disclosed in any Section of the Disclosure Schedule, and (v) the liabilities and obligations in any of the documents specifically identified in any Section of the Disclosure Schedule, except to the extent within the Knowledge of Seller (after no inquiry by Seller) and not disclosed by Seller herein or in the Disclosure Schedule (collectively, with the exception of Retained Liabilities, the "Assumed Liabilities").

         4.13 FINANCIAL STATEMENTS. Seller has provided Buyer with copies of the unaudited consolidated balance sheets of GNP as of December 31, 1996, 1997 and 1998 and as of March 31, 1999, (the December 31, 1998 balance sheet being referred to herein as the "Base Balance Sheet"), and the related unaudited consolidated statements of earnings and stockholders' equity of GNP for each of the three fiscal years ended December 31, 1996, 1997 and (all such financial statements, including any notes thereto, are referred to herein as the "Financial Statements"). Copies of the Financial Statements are attached hereto as Section 4.13 of the Disclosure Schedule. The Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise disclosed in any notes to such financial statements, and present fairly in all material respects the financial position of GNP as of such dates and the results of operations, stockholders' equity and cash flows of GNP for the periods then ended.

         4.14 ABSENCE OF CHANGES. Except as set forth in Section 4.14 of the Disclosure Schedule, reflecting, among other things, transactions pursuant to the Irving Purchase Agreement and the McDonald Purchase Agreement and the agreements executed pursuant thereto (including two related fiber supply agreements), including (i) the sale of approximately 1.6 million acres of timberland and the Pinkham Lumber Company, (ii) the dividend of proceeds thereof, and (iii) the dividend of GNP's membership interest in Rich Timber Holdings, LLC, since the date of the Base Balance Sheet, the Business has been operated in the ordinary course, and there has not been incurred, nor has there occurred:

                  (a) Any material damage, destruction or loss (whether or not covered by insurance);

                  (b) Any strikes, work stoppages or other labor disputes involving the employees of GNP or any grievances other than those described in
Section 4.17 of the Disclosure Schedule or Section 4.19 of the Disclosure Schedule;

                 (c) Any issuance, declaration, setting aside or payment of any cash or non-cash dividend or other distribution of cash or property on any of the capital stock of GNP, or any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of GNP or any agreement or commitment by GNP to do so;

                 (d) Any sale, transfer or other disposition of any of the Assets, or any interest therein, except for (i) sales made in the ordinary course of business of inventory; (ii) sales of timber and other forest products, stumpage, logs and chips made in a manner consistent with past practices of GNP;
(iii) sales of equipment in aggregate amount less than $25,000, with respect to which Seller represents and warrants that, as of the Closing, the premises where such equipment was located will have been restored to a useable and safe condition and with all physical damage caused as a result of the removal of such equipment repaired; (iv) transfer to Seller of the Retained Assets; and (v) any other transfer or other disposition expressly contemplated by this Agreement, provided that all of such sales or transfers, except those in subsection (iv), are conducted on an arm's length basis;

                  (e) Any material change in policies, operations or practices of GNP, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, as well as purchasing and payments of liabilities;

                  (f) Any amendment, termination, waiver or cancellation of any Material Agreement included in the Assets, or of any right or claim thereunder, other than the possible cancellation by GNP of the pending program for the installation of a TMP facility and related capital improvements, with respect to which Seller agrees to indemnify Buyer and GNP for any cancellation charges incurred, and other than any settlement, in the ordinary course, of an unfair labor practice charge or grievance under a Collective Bargaining Agreement except where such settlement (i) was for cash which has been paid in full or (ii) was with respect to a charge or grievance which will not have any continuing material adverse effect on GNP or the Business;

                  (g) Any (i) general uniform increase in the compensation of the Employees of GNP (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), other than in the ordinary course of business and consistent with past practice, (ii) increase in any such compensation payable to any Employee, consultant or agent in respect of the Business, other than in the ordinary course of business and consistent with past practice, or (iii) loan or commitment therefor made by GNP to any officer, director, stockholder, employee, consultant or agent of GNP;

                  (h) Any material change in the accounting methods, procedures or practices followed by GNP;

                  (i) Any sales contracts or commitments which will be in excess of the production capacity of GNP as of the Closing Date;

                  (j) Any purchase contracts or commitments in excess of the requirements of the Business in the ordinary course;

                  (k) Except as contemplated by clause (i) of Section 7.11 hereof, any capital appropriation, expenditure or commitment therefor by GNP outside of the ordinary course of business;

                  (l) Any pledge or agreement by GNP to make any charitable contribution or to incur any non-business expense that is either (i) outside of the ordinary course of business and not consistent with past practice or (ii) in excess of $1,000 individually or $10,000 in the aggregate;

                  (m)      Except as contemplated by clauses (ii), (iii) and
(iv) of Section 7.11 hereof, any material change in policies, operations or practices of GNP concerning the Employees thereof, including, without limitation, with respect to any Benefit Plans, as hereinafter defined;

                  (n) Any cancellation or forgiveness of debt due GNP, except with respect to credit for returned items and other forgiveness of debt in the ordinary course of business;

                  (o) Any mortgage, pledge or lien on any of the Assets, except for Mill Site Permitted Exceptions and Timberland Permitted Exceptions;

                  (p) Any transaction with an Affiliate of GNP, except as otherwise contemplated hereby;

                  (q) Any payment of debt other than in the ordinary course of business or disclosed in the Disclosure Schedule; or

                  (r) Any agreement, whether in writing or otherwise, for Seller or GNP to take any of the actions enumerated in this Section 4.14 or any other action outside of the ordinary course of business.

         4.15     TAX MATTERS.

                  Except as disclosed in Section 4.15 of the Disclosure
Schedule:

                  (a) All Tax Returns of GNP have been timely filed or extended, and all such Tax Returns as filed were accurate in all material respects. All Taxes shown on the Tax Returns have been or will be timely paid when due.

                  (b)      Neither Seller nor GNP have written notice of:
(i) any action, suit, proceeding, investigation, audit or claim currently pending or threatened, (ii) any deficiency claimed, proposed or asserted, or
(iii) any proposed revaluations for real and personal property tax purposes for fiscal years beginning after the Closing Date, in each case regarding Taxes applicable to the Business, the Assets or the income of GNP.

                  (c) There are no Tax liens (other than for property Taxes not yet due and payable) on any of the Assets.

                  (d) GNP is not required to treat any Asset as being owned by any other person pursuant to the safe harbor lease provisions of former
Section 168(f)(8) of the Code (or comparable provisions of foreign, state or local Law).

                  (e) There are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Tax Return or (B) for assessment or collection of any Taxes relating to the Business, the Assets or the income of GNP for any Pre-Closing Period, for which GNP is or may become liable,

                  (f) To the Knowledge of Seller, all Taxes which GNP is required by law to withhold or collect have been duly withheld or collected, and have either been timely paid over to the appropriate governmental authorities to the extent due and payable or, if not yet due and payable, are reflected on the Base Balance Sheet.

                  (g) GNP is not a party to any contract or agreement or other arrangement that, separately or in the aggregate, (i) could give rise to the payment of any "excess parachute payment" by Buyer or GNP (or any Affiliate of any of them) within the meaning of Section 280G of the Code (or comparable provisions of foreign, state or local Law), or (ii) could be non-deductible pursuant to Section 162 or Section 404 of the Code.

                  (h) No Tax deficiencies have been claimed, proposed or asserted against GNP in any written notice received by GNP or by Seller or are in existence to the Knowledge of Seller.

                  (i) Neither Seller nor GNP has executed or entered into a closing agreement pursuant to Code Section 7121 (or any comparable provision of state, local or foreign law) that is currently in force and determines the Tax liabilities of GNP.

                  (j) To the Knowledge of Seller, no power of attorney is in effect (except with respect to attorneys appearing on behalf of GNP before federal, state and local tax authorities), and no formal, private Tax ruling is in effect, with respect to any Tax matter that can affect the Business, the Assets or the income of GNP for any period ending after the Closing.

                  (k) The sole Tax Returns filed with respect to GNP, and that are required to be filed with respect to GNP are (i) U.S. federal Tax Returns, (ii) Tax Returns filed with the State of Maine or political subdivisions thereof, and (iii) Tax Returns filed with a State having unitary filing laws, in which case the filing is not required by GNP's ownership or operation of the Business or the Assets in that State.

                  (l) GNP does not have outstanding any debt the interest on which is tax-exempt under Section 103(a) of the Code (or comparable provisions of foreign, state or local Law).

                  (m) None of GNP's assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code (or comparable provisions of foreign, state or local law).

                  (n) To the Knowledge of Seller, neither Seller nor GNP has made an affirmative election with respect to Taxes relating to GNP or the Business that would have a material adverse effect on the Buyer.

                  (o) GNP is not liable for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) or by virtue of GNP's control of such other person or such other person's control of GNP.

                  (p) Except as reflected on the Base Balance Sheet, there are no charges, accruals or reserves for Taxes due, or accrued but not yet due, relating to the Business, the Assets or the income of GNP and none is necessary properly to reflect income of GNP.

         4.16     COMPLIANCE WITH LAWS, ETC. (a) Except as set forth in Section
4.16 of the Disclosure Schedule, and except with respect to Environmental Laws, compliance with which is the subject of Section 4.24 hereof, and Taxes, which is the subject of Section 4.15 hereof: (i) GNP has in all material respects conducted the Business and maintained and operated the Assets in compliance with
(A) all applicable Laws and (B) all applicable orders, writs, judgments, injunctions, decrees and similar commands of courts or governmental agencies or other governmental bodies and all decisions and awards of any arbitration panel or tribunal, except, in each case, with respect to OSHA, with respect to which, to the Knowledge of Seller, GNP has in all material respects conducted the Business and maintained and operated the Assets in compliance with OSHA; and
(ii) except as set forth in Section 4.16 of the Disclosure Schedule, since January 1, 1992, GNP has not received any notification of any asserted present or past failure by it to comply with such Laws, or such orders, writs, judgments, injunctions or decrees. Section 4.16 of the Disclosure Schedule also lists all citations, if any, of GNP issued under OSHA, and under all other applicable occupational health and safety laws and regulations since January 1, 1992 related to the Business. GNP is a graduate of the P-200 program. A description of the P-200 program and GNP's program regarding OSHA is set forth in the GNP Safety Improvement Process Summary attached to Section 4.16(a) of the Disclosure Schedule.

                  (b) GNP has not submitted any claim for payment to any payer source, either governmental or non-governmental, in material violation of any false claim or fraud law, including the "False Claim Act," 31 U.S.C. ss. 3729, or any other applicable U.S. false claim, or fraud laws.

                  (c) Neither GNP nor, to the Knowledge of Seller, any employee of GNP or any agent acting on behalf of or for the benefit thereof, has directly or indirectly (i) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, past or present suppliers, contractors or third party payers of GNP in order to obtain business or payments from such persons, other than entertainment activities in the ordinary and lawful course of business, (ii) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractor, third party payer or any other person other than in connection with reasonable promotional or entertainment expenses in the ordinary and lawful course of business, (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift is or was illegal under the laws of the United States or under the laws of any state or any other jurisdiction (foreign or domestic) under which such payment, contribution or gift was made, (iv) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of its books or records for any reasons,
(v) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be used for any purpose other than described in the documents supporting such payment, or (vi) paid or offered to pay any illegal remuneration for any referral to GNP in violation of any applicable anti-kickback law, including U.S. Federal anti-Kickback Statute, 42 U.S.C. ss. 1320a-7b(b), or any applicable state anti-kickback law.

         4.17     LITIGATION REGARDING GNP. Except as set forth in Section
4.17 of the Disclosure Schedule, there are no (i) civil or criminal actions, suits, claims, investigations (to the Knowledge of Seller), or legal or administrative or arbitration (or other binding alternative dispute resolution) proceedings pending or, to the Knowledge of Seller, threatened against GNP or
(ii) orders, writs, judgments, injunctions, decrees, awards or similar commands of any court, any government agency or other governmental body, or any arbitration tribunal or panel, applicable to GNP and affecting the Business or the Assets at law or in equity. Nothing contained in this Section 4.17 shall constitute a representation or warranty regarding Environmental Laws or Environmental Liabilities and Costs, or Taxes, all such representations and warranties being contained solely in Sections 4.24 and 4.15 hereof, respectively.

         4.18     PERMITS, ETC. Set forth in Section 4.18 of the Disclosure
Schedule is a list of all material governmental licenses, permits, certificates of inspection, other authorizations and registrations (except for those pertaining to Environmental Laws, which shall be governed by Section 4.24 hereof and those pertaining to Taxes, which shall be governed by Section 4.15 hereof) which are necessary for GNP to own and operate the Business and Assets, including the Hydroelectric System, as presently operated (collectively, the "Authorizations"). All the Authorizations have been duly and lawfully secured or made by Seller and are in full force and effect and GNP has substantially complied with all terms and conditions of the Authorizations. Except as set forth in Section

4.18 of the Disclosure Schedule, there is no proceeding pending or, to the Knowledge of Seller, threatened to revoke or limit any Authorization. Except as specifically set forth in Section 4.18 of the Disclosure Schedule, none of the transactions contemplated by this Agreement (including the change in control of GNP), will terminate, violate or limit the effectiveness of any of the Authorizations, including, without limitation, the continuation and renewal of the Business's FERC licenses. GNP has made, in a timely manner, all material filings, reports, notices and other communications with the appropriate governmental body, and has otherwise taken, in a timely manner, all other action, known or anticipated to be required to be taken by GNP, reasonably necessary to secure the renewal of the respective Authorizations prior to the dates of their respective expirations.

         4.19     EMPLOYEES; LABOR RELATIONS. Except as set forth in Section
4.19 of the Disclosure Schedule (i) GNP (A) is not delinquent in the payment to or on behalf of any past or present Employees of GNP of any wages, salaries, commissions, bonuses, Benefit Plan contributions, medical benefits payments or other compensation (including without limitation disability compensation) for all periods prior to the date hereof, and (B) is not delinquent in the payment of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rules or regulations or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state statutes and approved in the ordinary course in accordance with GNP's policies regarding workers' compensation and/or any applicable state statute or administrative procedure; (ii) there is no labor strike, slowdown or work stoppage in progress against GNP; (iii) no collective bargaining agreement is currently being negotiated by GNP; (iv) to the Knowledge of Seller, there has been no request to GNP for collective bargaining on behalf of any employees of the Business not represented currently by a union or from the National Labor Relations Board in respect of any Employees of GNP; (v) to the Knowledge of Seller, no union representation or jurisdictional dispute or question exists respecting any Employees of GNP; and (vi) no material dispute exists between GNP and any of its sales representatives or, to the Knowledge of Seller, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation.

         4.20     EMPLOYEE BENEFITS.

                  (a) BENEFIT PLANS. Section 4.20(a) of the Disclosure Schedule lists each employee benefit plan (within the meaning of Section 3(3) of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any other deferred compensation agreement or plan or funding arrangement which covers any Employee immediately prior to Closing and which is sponsored or maintained or to which contributions are required to be made by (i) Seller or
(ii) any other organization which is a member of a controlled group of organizations (within the meanings of Sections 44(b), (c), (m) or (o) of the Code) of which Seller is a member (the "Controlled Group"), such plans described in this sentence being referred to collectively as the "Benefit Plans."

                  (b) DOCUMENTS FURNISHED. Except for such Benefit Plans as shall be transferred to and become the obligation of Seller prior to the Closing, which plans are described in Section 4.20(b) of the Disclosure Schedule and constitute all plans, funds, programs, policies or arrangements under which employees or former employees of the Business are provided or promised pensions, retirement income, deferred compensation or profit sharing, including but not limited to each "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA, Seller has furnished to or made available for inspection by Buyer a current copy of each Benefit Plan specified in Section 4.20(a) of the Disclosure Schedule (including all other instruments relating thereto) and, to the extent applicable, copies of the most recent:

                           (i) determination letter and any outstanding request for a determination letter;

                           (ii) Forms 5500 for the last two (2) plan years for which the deadline for filing Forms 5500 has passed;

                          (iii) summaries of plan provisions for Seller Hourly Pension Plan and Seller Salaried Pension Plan contained in the most recent actuarial reports pertaining to those Plans; and

                          (iv)   summaries of Plans required by ERISA.

To the Knowledge of Seller, no representations have been made, orally or otherwise, nor do any practices exist, which vary or hinder the operation of any term or condition of any Benefit Plan as reflected in the foregoing documents and agreements.

                  (c)     QUALIFICATION; COMPLIANCE. Except as set forth on
Section 4.20(c) of the Disclosure Schedule, and except for such Benefit Plans as shall be transferred to and become the obligation of Seller prior to the Closing, for each Benefit Plan specified below, the following is true:

                           (i) each such Benefit Plan which is an "employee pension benefit plan" (as such term is defined in ERISA Section 3(2)) and is intended to qualify under the Code has received a favorable determination letter as to its qualification under the Code and either
         (A) has not been amended since such letter was issued, or (B) has been or may (before the end of any applicable remedial amendment period) be filed with the IRS with a request for a determination letter as to the effect of any amendment not covered by such received determination letter;

                           (ii) all Benefit Plans have been administered in all material respects in accordance with their terms and applicable law, and with respect to such Benefit Plans, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending, and to the Knowledge of Seller there are no threatened actions, suits or claims (other than routine claims for benefits in the ordinary course), including, without limitation, actions, suits or claims based on (A) minimum funding liability, (B) termination liability, (C) withdrawal liability, (D) PBGC insurance premium liability, (E) disqualification of a qualified plan, (F) liability for failure to file, disclose or notify, (G) excise taxes, or (H) violations of fiduciary duties; and

                           (iii) all contributions and/or premiums (including all employer contributions and employee salary reduction contributions) which are due for each Benefit Plan have been made.

                  (d) MULTIEMPLOYER PLANS. There is no Benefit Plan which is a multiemployer plan (within the meaning of Section 3(37) or ERISA) to which Seller or any member of the Controlled Group contributes (or has since January 1, 1992 contributed or had an obligation to contribute). GNP is not liable for it or a Member of the Controlled Group having terminated any pension plan of any Member of the Controlled Group with assets insufficient to satisfy all guaranteed benefits under Title IV of ERISA, including plan terminations which may occur after the date of this Agreement but with effective dates of plan termination prior hereto.

         4.21 POWERS OF ATTORNEY. Except as set forth in Section 4.21 of the Disclosure Schedule, on the Closing Date there will be no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from GNP, other than powers of attorney given to freight forwarders, custom brokers and attorneys prosecuting trademark, service mark and patent applications before the United States Patent and Trademark Office on behalf of GNP and attorneys appearing on behalf of GNP before federal, state and local tax authorities.

         4.22     AGREEMENTS, ETC. Set forth in Section 4.22 of the Disclosure
Schedule is a list of all of the following contracts, agreements, documents, instruments, understandings or arrangements, written or oral, included in the Assets and/or the Liabilities or otherwise related to the operation of the Business as of the date hereof (collectively, the "Material Agreements"):

                  (a) Sales orders and other contracts (except purchase orders received in the ordinary course of business) for the sale of goods or services, in any instance in excess of One Hundred Fifty Thousand Dollars ($150,000) per year;

                  (b) Purchase contracts involving the expenditure of more than One Hundred Fifty Thousand Dollars ($150,000) per year in any instance for the purchase of materials, supplies, equipment or services, except those which are cancelable on or less than thirty (30) days notice without penalty;

                  (c) Contracts and agreements relating to the sales of gravel and the cutting and hauling of timber, in any instance in excess of One Hundred Fifty Thousand Dollars ($150,000) per year and contracts and agreements relating to the sales of standing or severed timber, in any instance in excess of One Hundred Fifty Thousand Dollars ($150,000) per year;

                  (d) Contracts and agreements relating to the leasing (as lessor or lessee) of any property, real, personal or mixed, except for leases which individually do not generate rental income or involve, in any instance, the expenditure of more than One Hundred Fifty Thousand Dollars ($150,000) per year;

                  (e) Contracts, commitments and arrangements with any governmental body, agency or authority;

                  (f) Indentures, mortgages, promissory notes, loan agreements, capital leases, security agreements, or other agreements or commitments for the borrowing of money, or the purchase of assets involving deferred payments, or which otherwise evidence indebtedness or which create an Encumbrance on any of the Assets;

                  (g) Guarantees of the obligations of a third party or agreements to indemnify third parties;

                  (h) Agreements which restrict GNP from doing business in any geographic location or from producing or selling any product;

                  (i) Contracts or agreements with Seller or any Affiliate of Seller;

                  (j) License agreements (as licensee or licensor) with third parties to the extent involving, in any instance, an expenditure or commitment in excess of One Hundred Fifty Thousand Dollars ($150,000) per year;

                  (k) Individual employment, severance or consulting agreements or arrangements under which payments were in excess of Seventy-five Thousand Dollars ($75,000) during 1998 or are reasonably projected to exceed Seventy-five Thousand Dollars ($75,000) in 1999;

                  (l) Distributor, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contracts or any other contract relating to the payment of a commission under which payments were in excess of Seventy-five Thousand Dollars ($75,000), in any instance, during 1998 or are reasonably projected to exceed Seventy-five Thousand Dollars ($75,000) in 1999;

                  (m) Collective Bargaining Agreements with labor unions; and

                  (n) Contracts or agreements entered into by Seller, or any Affiliate of Seller, for the benefit of GNP, or requiring performance by GNP in connection therewith.

         Subject to exceptions and limitations of the kind or nature described in Section 7.06 hereof, true copies of all written Material Agreements, and written summaries of all oral Material Agreements, described on Section 4.22 of the Disclosure Schedule have been furnished to or made available for inspection by Buyer. Each of the Material Agreements is valid and in full force and effect and, except as set forth in Section 4.02 of the Disclosure Schedule, the transactions contemplated hereby will not require the consent of any party thereto or otherwise adversely affect the validity and effectiveness thereof. GNP is not in default in any material respect or alleged to be in default in any material respect under any Material Agreement nor, to the Knowledge of Seller, is any other party to any of the Material Agreements in default of any of its obligations thereunder.

         4.23 BROKERS' OR FINDERS' FEES, ETC. Other than Donaldson, Lufkin & Jenrette Securities Corporation (the fees and expenses of which will be paid by Seller), no agent, broker, investment banker, person or firm acting on behalf of Seller or GNP or any firm or corporation affiliated with Seller or under its authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from GNP in connection with the transactions contemplated hereby.

         4.24     ENVIRONMENTAL PROTECTION.

                  (a) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Cleanup" shall mean all actions required under the Environmental Laws to: (1) assess, investigate, abate, correct, remove, treat or remediate Hazardous Substances in the environment; (2) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare or the environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; and (4) respond to any government requests for information or documents relating to the assessment, investigation, abatement, correction, removal, treatment or remediation of Hazardous Substances in the environment at the Business, or at any site to which the Business Released, disposed, treated, stored or arranged for the Release, disposal, treatment or storage, or allegedly Released, disposed, treated or stored or arranged for the Release, disposal, treatment or storage of any Hazardous Substance.

                           (ii) "Environmental Laws" shall mean all federal, state and local laws, regulations, rules, ordinances, orders, Environmental Permits, judgments, decrees or common law (including, without limitation, principles of negligence, trespass, nuisance, intentional tort, strict liability, contribution or indemnification) in effect as of the Effective Time relating to pollution or protection of the environment (but not including any occupational health and safety laws, which are the subject of Section 4.16, or any federal, or state hydropower or dam safety laws), natural resources, or the welfare, safety or health of humans or other living organisms, or relating to the manufacture, distribution in commerce, use, record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances; provided, however, that standards scheduled to go into effect after the Effective Time, which are contained in laws, regulations, rules, ordinances and judgments, decrees and orders promulgated, issued or passed prior to the Effective Time, are not considered to be in effect as of the Effective Time.

                           (iii) "Hazardous Substance" shall mean all hazardous substances, oils, pollutants or contaminants as those terms are defined as of the Effective Time in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or under the Maine Uncontrolled Hazardous Substance Sites Law, 38 M.R.S.A.
         Section 1362.1.

                           (iv) "Environmental Liabilities and Costs" shall mean all liabilities, losses, obligations, responsibilities, obligations to conduct Cleanup, damages (including incidental and consequential damages), punitive damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees, costs of investigations and of responding to government requests for information or documents), fines, penalties, liens, restitution, monetary sanctions, interest, judgments and disbursements of any kind or nature whatsoever, claims, actions, causes of action, demands, filings, investigations, administrative proceedings, arbitrations, mediations, suits, requests for information or other proceedings, direct or indirect, accrued, absolute, contingent, liquidated, pending or threatened, and whether, without limitation, based on strict liability, joint and several liability, or criminal or civil liability, arising under any Environmental Law as a result of past or present ownership, leasing or operation by GNP (excluding any arising with respect to the properties sold by GNP pursuant to the Irving Purchase Agreement and the McDonald Purchase Agreement). Notwithstanding the foregoing, Environmental Liabilities and Costs do not include costs incurred in connection with responding to governmental requests for information directed at GNP unless the request seeks information: (a) relating to Cleanup at the Business or at any off-site location to which the Business sent or Released or is alleged to have sent or Released Hazardous Substances on or prior to the Effective Time, or (b) as to whether the Business was operated in compliance with Environmental Laws on or prior to the Effective Time.

                           (v)      "Release" shall include all releases as
         such term is defined in 42 U.S.C.A. Section 9601(22) and all discharges as such term is defined in 33 U.S.C.A. Section 1321(a)(2) and 38 M.R.S.A. Section 1317, as in effect at the Effective Time; provided, however, changes in the definition of a release or discharge scheduled to go into effect after the Effective Time, which are contained in laws, regulations, rules, ordinances and court decisions promulgated, issued or passed prior to the Effective Time are not considered to be in effect as of the Effective Time.

                  (b) Section 4.18 of the Disclosure Schedule and Section 4.24(b)(i) of the Disclosure Schedule is a list of all permits (including, without limitation, land use permits), licenses, approvals, consents, notices, pending applications and registrations and other authorizations that are required under the Environmental Laws and that are material to the ownership, use or operation of the Business or any of the real property and personal property included in the Assets (collectively, the "Property"), including but not limited to permits and licenses from the Maine Land Use Regulation Commission, the Maine Department of Environmental Protection and the U.S. Environmental Protection Agency ("Environmental Permits"). Except as set forth in Section 4.24(b)(ii) of the Disclosure Schedule, all such Environmental Permits are in effect and no appeal nor any other action is pending to revoke any such Environmental Permit. To the Knowledge of Seller, and except as set forth in Section 4.24(b)(ii) of the Disclosure Schedule, GNP is in compliance in all material respects with all terms and conditions of all such Environmental Permits. The execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in the revocation or limitation of any material Environmental Permits.

                  (c) Except as set forth in Section 4.24(c) of the Disclosure Schedule, since January 1, 1992:

                           (i) To the Knowledge of Seller, the Business and the Property are in compliance in all material respects with all Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any plan, order, decree, judgment or injunction, promulgated or approved thereunder or in a Cleanup or compliance plan to which GNP has agreed and Seller has provided to Buyer a copy of all documents in its possession showing noncompliance since January 1, 1992 with any Environmental Law relating to the Business or the Property.

                           (ii) Seller has heretofore delivered, or caused GNP to deliver, to Buyer a true and complete list of all environmental studies made since January 1, 1992 relating to the Property, and has delivered to Buyer copies of all such studies requested by Buyer, a true copy of which list is set forth in Section 4.24(c)(ii) of the Disclosure Schedule. To the Knowledge of Seller, the work recommended in each of such studies has been satisfactorily completed.

                           (iii) To the Knowledge of Seller, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened in respect of the Property or the Business relating in any way to the Environmental Laws, including without limitation, any plan, order, decree, judgment or injunction entered, promulgated or approved thereunder or to any Cleanup or compliance plan to which Seller has agreed.

                           (iv) To the Knowledge of Seller, no person has Released, placed, stored, buried or dumped any Hazardous Substances on, beneath or adjacent to the Property or the Business, except for inventories of such substances used or to be used, and wastes generated therefrom, in the ordinary course of the Business or in connection with the Property (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws, regulations, and approvals, and in a manner such that there has been no unpermitted Release of any such substances into the environment). Schedule 4.24
         (c)(iv) sets forth a list of sites in which Hazardous Substances have been disposed by the Business since January 1, 1992.

                           (v) To the Knowledge of Seller, no Release or Cleanup of a Hazardous Substance has occurred at the Property or the Business or any other location relating to, arising out of, or in connection with the ownership or operation of the Business or the Property which could result in the assertion or creation of a lien on any of the Business or the

         Property by any governmental body or agency with respect thereto, nor has any such assertion of a lien been made by any governmental body or agency with respect thereto.

                           (vi) Neither Seller nor GNP has received any notice or order from any governmental agency or private or public entity advising it, with regard to the Business, that it is responsible for or potentially responsible for Cleanup or for paying the cost of Cleanup of any Hazardous Substances or of any other waste or substance at the Property or at any other property which has received Hazardous Substances generated, stored or transported by the Business prior to the Effective Time and has not entered into any agreements concerning such Cleanup, nor to the Knowledge of Seller does any fact exist which is likely to give rise to such notice, order or agreement.

                           (vii) Except with respect to the McDonald Purchase Agreement, the Irving Purchase Agreement and the Seven Islands Purchase Agreement, neither Seller nor GNP has entered into any agreement that requires GNP to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any person for or against Environmental Liabilities and Costs relating to, arising out of, or in connection with the ownership, leasing or operation of the Business or the Property.

                           (viii) To the Knowledge of Seller, the operation of the Business or use of the Property has not resulted in the "taking" of any endangered or threatened species or the adverse modification of "critical habitat" of an endangered or threatened species as those terms are defined under the Environmental Laws.

                           (ix) The solid waste facilities owned by the Business as of the date hereof are described in Section 4.24(c)(ix) of the Disclosure Schedule.

                           (x) All wastewater discharges from January 1, 1992 to the date hereof that exceed the Environmental Permits and all spills on the Mill Sites from January 1, 1992 to the date hereof are subject to a draft agreement with the Maine Department of Environmental Protection, as to which GNP's maximum liability is not more than Forty Thousand Dollars ($40,000).

                           (xi) The toxic use and release practices and programs of the Business are described in Schedule 4.24(c)(xi), TURA Policy Summary.

                  (d) Sections 4.24(b) and (c) hereof notwithstanding, but subject to the provisions of Section 4.26, Seller has not delivered to Buyer certain documents subject to the attorney-client or work-product privileges, where providing the documents to Buyer or Seller would waive any legal privilege. The information contained in such documents does not disclose any fact or circumstance that would make Seller's representations contained in this
Section 4.24 untrue.

         4.25 PROJECTIONS. Seller makes no representation or warranty, express or implied, in respect of financial information or projections relating to GNP or the Business which may have been reviewed by or supplied to Buyer.

         4.26 DISCLOSURES. No representation or warranty by Seller contained in this Agreement, and no statement contained in any certificate or Schedule furnished by Seller to Buyer in connection with this Agreement, including the Financial Statements, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         4.27 CONDITION OF HYDROELECTRIC SYSTEM ASSETS. The buildings, plants, structures and equipment of GNP used in connection with the Hydroelectric System are adequate for the uses to which they are being put, normal wear and tear excepted and taking into account the age of such buildings, plants, structures and equipment.

         4.28 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of GNP, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of GNP contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors and committees thereof, and no meeting of any such stockholders, Board of Directors or committee thereof, has been officially held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of the aforementioned books and records will be in the possession of GNP.

         4.29 ACCOUNTS RECEIVABLE. The Seller has delivered to Buyer an aged list of accounts receivable of GNP as of the Base Balance Sheet Date. The accounts receivable reflected on the Base Balance Sheet and all accounts receivable arising between the Base Balance Sheet Date and the Closing Date arose from (or will arise from) bona fide transactions in the ordinary course of business and once the receivables were recorded, no further services are required or will be required to be provided in order to complete the sales and to entitle GNP or its assignees to collect the accounts receivable in full. No such account has been assigned or pledged to any other person, firm or corporation and no defense or setoff to any such account has, to the Knowledge of Seller, been asserted by the account obligor in excess of reserves provided therefor. Any accounts receivable as of the Base Balance Sheet Date not collected within ninety (90) days after the Closing Date, to the extent exceeding the reserves for the same, shall be deemed "Uncollected Receivables".

         4.30 INVENTORIES. Except as set forth in Section 4.30 of the Disclosure Schedule, all tangible personal property included within the category of Inventory on the Base Balance Sheet as of the Balance Sheet Date and since such date until the Closing Date are (or will be as of the Closing Date) in good and merchantable condition and procured or produced for sale or use in accordance with customary practice and in the ordinary course of business.

         4.31 BANK ACCOUNTS. Section 4.31 of the Disclosure Schedule sets forth all bank, money market, savings and similar accounts and safe deposit boxes of GNP, specifying the account numbers and authorized signatories or persons having authorized access thereto.

         4.32 WARRANTY AND PRODUCT LIABILITY MATTERS. GNP's products and services comply with and meet the standards of all applicable laws in all material respects. Section 4.32 of the Disclosure Schedule sets forth a summary of all product liability and warranty claims made against GNP during the three-year period immediately preceding the date hereof. To the Knowledge of Seller, GNP's products have no design or manufacturing defects which individually or in the aggregate would have a material adverse effect on GNP, and to the Knowledge of Seller such products comply in all material respects with, and meet the standards of, all applicable laws.

         4.33 INSURANCE. Section 4.33 of the Disclosure Schedule sets forth all insurance policies or similar contracts regarding the Business, in each case specifying the type of policy, policy number and insurer, coverage dates, named insured, limit of liability and deductible. All such insurance policies and contracts are, and from the date hereof until the Closing, will be, in full force and effect. No written notice of cancellation or termination of any such insurance policies or contracts has been given to GNP or Seller by the carrier of any such policy or contract.

         4.34 ADDITIONAL REPRESENTATIONS OR WARRANTIES. Except as expressly set forth in Sections 4.1 through 4.33 hereof or in the Exhibits and Schedules hereto, Seller makes no representations or warranties to Buyer, express or implied, and no representations or warranties by Seller to Buyer shall be deemed to arise hereafter except as set forth (i) in this Agreement and the documents contemplated hereby and delivered at the Closing by Seller or (ii) in documents otherwise delivered by Seller to Buyer on or after the date of this Agreement that have been executed by an officer of Seller and which expressly makes representations and warranties to Buyer.

                                    ARTICLE V

                           REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF BUYER

         Buyer hereby represents and warrants to, and covenants with, Seller that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the time of the Closing, as though made then and as though the time of the Closing were substituted for the date of this Agreement throughout this Article V (except that representations and warranties that are made as of a specific date need to be true only as of such date).

         5.01 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine.

         5.02 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, and the Related Agreements will, when executed and delivered by Buyer at Closing, constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and, except as expressly contemplated herein, Buyer need give no notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         5.03 NONCONTRAVENTION. The execution, delivery and performance of this Agreement and the Related Agreements will not result in a violation of any provision of the Articles of Incorporation or By-Laws of any of Buyer, or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation to which Buyer is subject. All necessary authorizations of the transactions contemplated by this Agreement and the Related Agreements required to be obtained by Buyer from any Federal, state, local or foreign or provincial government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulations of such government or agency shall have been made in such form as is acceptable as filed. Seller shall (and shall cause GNP to) cooperate with Buyer, at Buyer's expense, with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations. Buyer will deliver to Seller at the Closing true and complete copies of all resolutions of its board of directors by which the execution, delivery and performance of this Agreement and the Related Agreements and consummation of the transactions contemplated hereby and thereby were authorized, certified by the Clerk of Buyer as of the Effective Time.

         5.04 INVESTMENT. Buyer is acquiring the GNP Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer acknowledges that the GNP Shares are not registered under the Securities Act or any applicable state securities law, and that such GNP Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulation as applicable.

         5.05 DISCLOSURE. No representation or warranty by Buyer contained in this Agreement, and no statement contained in any certificate or Schedule furnished by Buyer to Seller in connection with this Agreement, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                        CERTAIN TAX MATTERS AND EXPENSES

         The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters and expenses following the Closing Date:

         6.01 SECTION 338(H)(10) ELECTION. If requested by Seller, Seller and Buyer will jointly make an election under Section 338(h)(10) of the Code (and any corresponding election under State of Maine tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the GNP Shares hereunder. Seller will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on its Tax Returns to the extent permitted by applicable law, and will indemnify Buyer and GNP against any Tax imposed on GNP as a result of the deemed asset sale resulting from the Section 338(h)(10) Election. It is the intent of the Parties to neutralize the impact on Buyer of making the Section 338(h)(10) Election. Due to the inability of the Parties to determine with specificity the amount of additional taxes incurred by Buyer, therefor, Seller shall pay in full satisfaction of the above indemnification when paid (or, if not fully paid, in proportion to the amount of the payment), (i) to the Escrow Account the sum of $20,000,000 and (ii) to the Buyer, after payment to the Escrow Account, the sum of $2,000,000 (the "Election Amount"). The Election Amount shall be paid by Seller upon filing of Seller's federal and corresponding Maine income tax returns for the tax year in which the Closing occurs, provided, however, to the extent that Seller does not realize the full benefit of the Section 338(h)(10) Election at the time such income tax returns are filed (including by carryback to prior taxable years), Seller shall only pay such portion of the Election Amount as bears the same relation to the Election Amount as the realized tax benefit bears to the total reasonably expected tax benefit, and shall thereafter pay the remainder of the Election Amount at such times, and in such proportions, as shall correspond to the amount of tax benefit realized at the time of filing of subsequent federal and corresponding Maine income tax returns.

         6.02 TAX ALLOCATION. The Purchase Price and the liabilities of GNP (plus other relevant items) shall be allocated among the assets of GNP in the manner required by Treasury regulations Section 1.338(h)(10)-1(f). Buyer shall prepare and deliver such allocation for review and comment by Seller within thirty (30) days after the Closing Date, and Seller shall be deemed to have accepted such determination unless Seller notifies Buyer in writing of an objection within thirty (30) days after receipt of Buyer's allocation. If Seller gives such notice of objection to Buyer's allocation, and if Buyer and Seller are unable to resolve such objection through commercially reasonable efforts within thirty (30) days of Buyer's receipt of Seller's notice, then the objection shall be submitted to and reviewed by the Resolution CPA Firm, whose determination shall be conclusive and binding upon Seller and Buyer. In connection with the foregoing, Buyer and Seller shall make readily available to the Resolution CPA Firm all relevant items reasonably requested by the Resolution CPA Firm. Further, the Parties shall instruct the Resolution CPA Firm to deliver its written determination to Buyer and Seller no later than thirty
(30) days after the matter is referred to the Resolution CPA Firm. The fees and expenses of the Resolution CPA Firm shall be borne equally by Buyer and Seller.

         Seller and Buyer agree that (i) Seller and Buyer shall file with their respective federal income Tax Returns (and applicable foreign, state and local Tax Returns) (A) consistent IRS Forms 8023 (and comparable foreign, state and local forms), including any required amendments thereto, which shall reflect the allocation determined pursuant hereto and (B) IRS Forms T (Timber) (and comparable foreign, state and local forms) consistent with such allocation and
(ii) absent a final determination to the contrary, the allocation determined in accordance herewith (subject to appropriate adjustments to reflect any subsequent change in the Purchase Price or other adjustments to the consideration hereunder) shall be binding on Seller and Buyer for all federal, state, local and foreign Tax purposes.

       6.03     TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE.

         (a) Seller shall prepare and file or cause to be prepared and filed all income Tax Returns of GNP for Pre-Closing Periods, and all other Tax Returns which are due prior to the Closing Date and will pay or cause GNP to pay all taxes due in respect thereof. Buyer shall prepare and file or cause to be prepared and filed all Tax Returns of GNP not described in the preceding sentence, and pay all Taxes related thereto. In each case, Buyer and Seller shall permit the other to review and comment on any such Tax Return prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the other Party, if the other party is liable for some or all of the Taxes on such Tax Returns. Seller will indemnify and hold harmless GNP and Buyer from and against all Taxes that relate to the Business for any Pre-Closing Periods. Buyer shall pay to Seller promptly upon receipt by GNP, as additional Purchase Price, any Tax refunds, reimbursements (including without limitation reimbursements under the Business Equipment Tax Reimbursement Program), and the value of any credits or benefits of GNP attributable to Pre-Closing Periods. For purposes of this Article VI, "Pre-Closing Periods" means GNP Tax Periods ending at or prior to the end of the Closing Date.

         For purposes of this Article VI, "GNP Tax Periods" means (i) in the case of income Taxes, GNP's taxable year (or shorter required tax period) for federal, state and local income Taxes, respectively, (ii) in the case of any real or personal property Taxes or Taxes under the Maine Tree Growth Tax Law, the fiscal year of the relevant taxing jurisdiction, (iii) in the case of the Commercial Forestry Excise Tax and the Unorganized Territory Educational and Services Tax, the fiscal year of the State of Maine, and (iv) in the case of all other Taxes, the statutory reporting period for that Tax.

         (b) In furtherance of, and not in limitation of, the foregoing, Seller will include the income or loss of GNP for all Pre-Closing Periods on the Seller's consolidated federal income Tax Returns, and pay any federal income Taxes attributable to such income. Seller will prepare and Buyer will cause GNP to file an income Tax Return with the State of Maine for the period beginning January 1, 1999, and ending on the Closing Date, such return to include any income, gain, loss, deduction, or other Tax item resulting from the Section 338(h)(10) Election. Seller shall be responsible for any Tax due with respect to such return, and shall be entitled to any overpayment of Tax reflected thereon. If such Tax Return should show a loss which must be carried forward, Buyer shall pay

Seller the benefit of such loss promptly upon its resulting in a Tax benefit to GNP or Buyer of any kind. Buyer will prepare and cause GNP to file an income Tax Return with the State of Maine for the period beginning on the day after the Closing Date, and Buyer (or GNP) will be responsible for all Taxes shown thereon. If the Maine Revenue Services requires GNP to pay income Tax on the basis of a tax period that begins on or before the Closing Date and ends after the Closing Date, the Parties shall allocate the resulting Tax liability, refund or credit consistent with intentions expressed in this Section 6.03 and Section 6.04, including (without limitation) the allocation to Seller of the benefit or burden of any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election.

         6.04 TAX PERIODS ENDING AFTER THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of GNP for GNP Tax Periods which begin before the Closing Date and end after the Closing Date ("Straddle Periods") and pay all related Taxes. Buyer shall permit Seller to review and comment on each Tax Return for a Straddle Period prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Seller. Seller will indemnify and hold harmless GNP and Buyer for Taxes attributable to the portion of any Straddle Period ending on the Closing Date. Buyer shall pay to Seller promptly upon receipt by GNP, as additional Purchase Price, any Tax refunds, reimbursements (including without limitation reimbursements under the Business Equipment Tax Reimbursement Program), and the value of any credits or benefits attributable to such portion of the Straddle Period.

         For purposes of this Section 6.04, in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax which relates to the portion of such Straddle Period ending on the Closing Date shall (x) if reasonably determinable on such basis, or if such Tax is based on income, sales or use or receipts, be deemed equal to the amount which would be payable if the relevant Straddle Period terminated at the end of the Closing Date, or (y) otherwise, and in the case of real or personal property Taxes, Taxes under the Maine Tree Growth Tax Law and the Commercial Forestry Excise Tax, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period up to and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period. Any credits or benefits relating to a Straddle Period shall be taken into account as though the relevant Straddle Period terminated at the end of the Closing Date.

         Buyer shall pay to Seller as additional Purchase Price the amount of any payments by Seller or GNP on or prior to the Closing Date of Taxes attributable in whole or in part to any GNP Tax Period or portion thereof ending after the Closing Date, to the extent attributable to such post-Closing period or portion thereof.

         6.05     COOPERATION ON TAX MATTERS.

                  (a) Notwithstanding the foregoing provisions of this Article VI, Buyer and Seller shall (and each shall cause GNP to) cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include, at Seller's request and expense, GNP's timely filing and prosecution (including any administrative or judicial appeals) of claims for Tax refunds, reimbursements, credits or benefits relating to Straddle Periods or Pre-Closing Periods, in the name of GNP, and any such claims (including any such claims pending on the Closing Date) shall be governed by Section 11.05(f) hereof. Such cooperation shall also include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and, upon reasonable request, making employees (to the extent such employees were responsible for the preparation, maintenance or interpretation of information and documents relevant to Tax matters or to the extent required as witnesses in any Tax proceedings), available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (and Buyer agrees to cause GNP) (i) to retain all books and records with respect to Tax matters pertinent to GNP relating to any taxable period beginning on or before the Closing Date until six months after the expiration of the statute of limitations applicable thereto (and, to the extent notified by Buyer, Seller or GNP, any extensions thereof), and to abide by all record retention obligations imposed by law, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Buyer or Seller, as the case may be, shall allow (and Buyer shall cause GNP to allow) the other Party to take possession of such books and records. In the event that GNP receives any Tax refunds, reimbursements, credits or other benefits relating to a Pre-Closing Period or to a Straddle Period, Buyer shall notify (or cause GNP to notify) Seller in writing of such receipt within 10 days of such receipt.

              (b) Buyer and Seller further agree, upon request, to use their commercially reasonable efforts to obtain, on behalf of themselves or GNP, any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby provided that doing so does not require the payment of money or the incurrence of liability not indemnified against by the requesting Party or otherwise give rise to any Tax or economic cost not indemnified against by the requesting Party.

              (c) At Seller's request, Buyer will cause GNP to make and/or join with Seller in making after Closing any election of Seller's consolidated group for which each member's consent is required, if the making of such election does not have a material adverse impact on Buyer (or GNP) for any post-acquisition Tax period.

         6.06 TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements with respect to or involving GNP shall be terminated as of the Closing Date and, after the Closing Date, GNP, Buyer and Seller shall not be bound thereby or have any liability thereunder, except to the extent that such liability is reflected on the Base Balance Sheet.

         6.07 SALES AND TRANSFER TAXES. All transfer, documentary, sales, stamp, registration and other such Taxes incurred in connection with this Agreement and the transactions contemplated hereby (including in the event of an assessment after the Closing), shall, whether imposed upon

Seller, Buyer or GNP, be borne equally by Buyer and Seller. Seller will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, stamp, registration and other Taxes, subject to review and approval by Buyer and, if required by applicable law, Buyer will, and will cause GNP to, join in the execution of any such Tax Returns and other documentation. All costs and expenses incurred in connection with Seller's filing of Tax Returns hereunder shall be borne equally by Buyer and Seller.

       6.08 TAX ELECTIONS, ETC. Except as provided in Section 6.01 hereof, none of Seller or GNP, or any Affiliate of either thereof will make or permit there to be made any new elections with respect to Taxes, or any changes in current elections, accounting methods or similar matters with respect to Taxes, affecting GNP after the Closing, without the prior written consent of Buyer. Anything in this Agreement to the contrary notwithstanding, Buyer shall be solely responsible for any penalties and Taxes assessed against GNP under the Maine Tree Growth Tax Law (36 M.R.S.A. Sec. 571 et seq.) after the Closing, including penalties and Taxes due to a withdrawal from taxation under the Maine Tree Growth Tax Law or a change in use after the Closing Date.

                                   ARTICLE VII

                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         7.01 GENERAL. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VIII below).

         7.02 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither Party shall issue or cause to be issued any press release or make or cause to be made any public announcement relating to the subject matter of this Agreement prior to the Closing, without the prior written approval of the other Party (such approval not to be unreasonably withheld, delayed or conditioned); provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure). The provisions of this Section 7.02 shall supersede any conflicting provision contained in the Confidentiality Agreement.

         7.03 DISCLOSURE. All information delivered to Buyer, or the directors, officers, employees, agents or professional advisors of, and lenders to, Buyer ("Buyer Group"), by GNP or Seller, or the directors, officers, employees, agents or professional advisors of either ("Seller Group"), in connection with this Agreement and the transactions contemplated hereby or in connection with any previously contemplated transaction of a similar size or scope, or to which Buyer Group has been provided access by Seller Group, shall be subject to the terms of the Confidentiality Agreement, which Confidentiality Agreement shall survive the Closing or any termination of this Agreement. All information delivered to Seller Group by Buyer Group in connection with this Agreement and the transactions contemplated hereby or in connection with any previously contemplated transaction of a similar size or scope, or to which Seller Group has been provided access by Buyer Group, shall be subject to the terms of the Confidentiality Agreement, which Confidentiality Agreement shall survive the Closing or any termination of this Agreement.

         7.04 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, Seller shall, and shall cause GNP to, (i) maintain their respective corporate existences in good standing, (ii) conduct the Business in, and only in, the ordinary course of business and substantially in the manner heretofore conducted and in conformity with good manufacturing and forestry practices, (iii) use reasonable efforts to preserve intact the present business organization and employees of GNP in respect of the Business and relationships with persons having business dealings with GNP in respect of the Business; (iv) pay when due all Taxes of Seller and GNP in respect of Business, in respect of the assets relating to the Business as described in Section 7.04 of the Disclosure Schedule (the "Assets"), or the Liabilities, except for such Taxes as are being contested by Seller or GNP in good faith and with respect to which a reserve shall be made, (v) make all debt service payments in respect of the Business when contractually due and payable,
(vi) pay all accounts payable and other current liabilities when due in respect of the Business except accounts payable being contested in good faith, (vii) maintain each Benefit Plan, and (viii) maintain the property, plant and equipment included in the Assets in the ordinary course of business.

         7.05 BOOKS OF ACCOUNT. Seller shall maintain in respect of the Business, the Assets and the Liabilities, and shall cause GNP to maintain, their respective books and records of account in the usual, regular and ordinary manner, consistent with past practices.

         7.06 ACCESS TO INFORMATION. Buyer acknowledges that it has performed, to its satisfaction, all due diligence necessary in connection with Buyer's purchase of the GNP Shares hereunder, including all investigations, inspections and tests of the Assets, and has reviewed all documents and records within the possession of GNP or Seller or subject to GNP's or Seller's control relating to the Business and the Assets, including the Fee Timberlands (except such documents and records as were subject to written confidentiality agreements or protected by any privilege that would be waived or lost as a result of disclosure or which Seller deems to be competitively sensitive, and in each such case the information contained in such document does not disclose any fact or circumstance that would make Seller's representations contained in this Agreement untrue), and, subject to its rights to take steps reasonably necessary to verify Seller's compliance with its representations, warranties and covenants herein and satisfaction of the conditions to Closing hereunder, that it does not need to conduct any further due diligence with respect thereto prior to the Closing. Seller agrees to cooperate with Buyer to facilitate closing under Buyer's Financing Commitment, and in connection therewith will, only following receipt of reasonable notice and only upon the prior written consent of Seller, permit Buyer and representatives of Buyer's lender access to GNP's premises and Books and Records and Seller's Books and Records with respect to GNP, subject to Section 7.03 hereof and applicable Laws.

         7.07 COOPERATION. Seller shall cooperate and shall cause GNP to cooperate and take all actions reasonably requested by Buyer, at no expense to Seller or GNP, in order to permit satisfaction of the conditions to the financing arranged by Buyer (if any) pursuant to the Financing Commitment to fund the purchase of the GNP Shares.

         7.08 CONSENTS. The Parties will use their commercially reasonable efforts (including the giving of required notices) to promptly obtain consents ("Consents") (including any required Consents to the assignment of Material Agreements and any required approvals or permit transfers from governmental agencies) of all Persons and governmental authorities necessary for the consummation of the sale of the GNP Shares and the other transactions contemplated by this Agreement and the Related Agreements.

         7.09 NOTICE OF DEVELOPMENTS. From the date hereof until the Closing Date, the parties shall promptly notify each other in writing and supply full details of (i) any facts indicating that any representation or warranty was not true and correct when made, and (ii) any matter arising after the date hereof which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Schedules hereto. For the purpose of determining the satisfaction of the conditions set forth in Article VIII hereof, updated information pursuant to clause (ii) of the preceding sentence shall not be deemed added to the Schedules to this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, but if the Closing shall occur, such updated information shall be deemed added to the Schedules for purposes of determining whether representations and warranties have been breached and give rise to indemnification pursuant to Sections 11.02 and 11.03 hereof.

         7.10 RELATED AGREEMENTS. The Parties hereto agree that at Closing they will execute and deliver (or cause their Affiliates to execute and deliver) the Related Agreements to which they or their Affiliates are to be a Party.

         7.11 OTHER CHANGES. Seller shall not take, permit, cause, agree to take, or permit GNP to take, permit, cause or agree to take, any of the actions described in Section 4.14 as not having occurred since December 31, 1998 (other than paragraphs (a) and (c) thereof); provided, however, Seller and/or GNP may
(i) make capital expenditures of an emergency nature required to avoid imminent material damage to or shutdown of the GNP's facilities, or reasonably necessary for safety reasons, (ii) take such actions as may be required by law, (iii) change, for any Employee who is not exempt from the overtime provisions of the Fair Labor Standards Act, the method of calculating the regular rate of pay for overtime pay calculation purposes to using a weighted average of the different rates earned by the Employee during the workweek, (iv) make distributions to Seller with respect to the McDonald Purchase Agreement and the Irving Purchase Agreement as contemplated by Section 10.09 hereof, (v) take such actions and make such expenditures as may be reasonably required in order for Seller to comply with the provisions of Section 7.04 hereof (subject to the consent of Buyer with respect to any proposed action by Seller pursuant to
Section 7.04(iii), which consent shall not be unreasonably withheld), and (vi) take such actions as are set forth in Sections 7.11 and 7.12 of the Disclosure Schedule.

         7.12 REAL PROPERTY TRANSACTIONS.

              (a) Except for the transactions set forth in Section 7.12 of the Disclosure Schedule, and except as permitted under Section 4.14(d), without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, Seller shall not make or commit to make, and shall cause GNP not to make or commit to make, any purchases, sales or exchanges of real property comprising the Fee Timberlands which individually involve the expenditure or receipt of more than Seventy Five Thousand Dollars ($75,000).

              (b) Except in fulfillment of the contracts set forth in Section
4.22 of the Disclosure Schedule and except for actions described in Section 4.14(d), Seller shall make no further sales of stumpage.

         7.13 HART-SCOTT-RODINO. The Parties have made, or will promptly make, any and all filings which are required in connection with the transactions contemplated hereby under the HSR Act. Each of the Parties and their appropriate Affiliates will furnish the other Parties such information and assistance as may reasonably be requested in connection with preparation of filings or submissions to any governmental agency, including, without limitation, any necessary under the provisions of the HSR Act. The Parties will each use their reasonable efforts to resist any assertion that the transactions contemplated by this Agreement constitute a violation of federal or state antitrust laws and shall seek early termination of the waiting period under the HSR Act. In the event that Buyer determines that it is exempt from all filings pursuant to the HSR Act (which determination shall be made no later than May 31, 1999), Buyer will promptly notify Seller in writing of such determination. Notwithstanding any other provision of this Agreement, Seller shall have no liability, and shall provide no indemnity, to Buyer or GNP, and Buyer and GNP shall indemnify and hold harmless Seller, for any failure of Seller to make any filing pursuant to the HSR Act if such failure to file is based upon Seller's receipt of written notification from Buyer pursuant to the foregoing sentence.

         7.14 ISSUANCE OF SECURITIES. Except as otherwise contemplated by this Agreement, Seller shall not permit GNP to (i) issue any debt or equity security or any options or warrants, (ii) enter into any subscriptions, agreements, plans or other commitments pursuant to which GNP is or may become obligated to issue any shares of its capital stock or any securities convertible into shares of its capital stock, (iii) otherwise change or modify its capital structure, (iv) engage in any reorganization or similar transaction, or (v) agree to take any of the foregoing actions.

         7.15 NEGOTIATION WITH UNIONS. Buyer shall use its commercially reasonable efforts to negotiate with the unions which are parties to those contracts concerning the Millinocket Mill specified on Exhibit F hereto (the "Union Contracts"), amendments to the Union Contracts pursuant to an agenda discussed with Seller to achieve reasonably satisfactory results for Buyer. Buyer may negotiate amendments of contracts with unions at the East Millinocket Mill, but successful negotiation with respect thereto shall in no event constitute a condition to the obligations of either party to close the transactions contemplated hereby.

         7.16 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article XII, Seller will not, and will cause GNP not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the Business or Assets (other than in the ordinary course of business), or any of the capital stock of GNP, or any merger, consolidation, business combination, or similar transaction involving GNP, provided, however, that the provisions of this Section 7.16 shall not apply with respect to, and shall not be construed to prohibit or limit, any unsolicited inquiries or proposals from any Person relating to any transaction involving the sale, merger, consolidation, business combination or similar transaction involving Seller, in the event of which transaction this Agreement shall remain in full force and effect.

         7.17 AUDITED FINANCIAL STATEMENTS. Seller will use its commercially reasonable efforts to provide to Buyer audited consolidated balance sheets of GNP as of December 31, 1996, 1997 and 1998, and the related audited consolidated statements of earnings and stockholders' equity of GNP for each of the three fiscal years ended December 31, 1996, 1997 and 1998. Such audited financial statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise disclosed in any notes to such financial statements, and will present fairly in all material respects the financial position of GNP as of such dates and the results of operations, stockholders' equity and cash flows of GNP for the periods then ended.

         7.18 FINANCING COMMITMENT. Buyer will use its commercially reasonable efforts to obtain and provide to Seller, by June 30, 1999: (i) a written commitment from an institutional lender (the "Financing Commitment"), on terms reasonably acceptable to Seller, which provides financing to Buyer in an amount not less than $60,000,000, and (ii) commitments in writing ("Equity Commitments") from sources available to Buyer which are reasonably acceptable to Seller, to provide not less than $40,000,000 in equity to Buyer by the Closing Date.

         7.19 NEGOTIATION OF RETAINED LIABILITIES. As soon as practicable following the date hereof, Buyer and Seller agree to negotiate in good faith to reach agreement with respect to a division of GNP's OPEB and worker's compensation liabilities such that Buyer shall assume no more than $102,000,000 of such liabilities as estimated as of the date of such determination, and Seller shall retain all such liabilities in excess of $102,000,000. Seller shall determine which such liabilities it shall retain and which such liabilities shall be assumed by Buyer (subject to Buyer's approval, which approval shall not be unreasonably withheld). Nothing contained in this Section 7.19 shall be construed as a representation, warranty or covenant of Seller that the liabilities assumed by Buyer under this Section 7.19 will at no time in the future exceed $102,000,000.

                                  ARTICLE VIII

                        CONDITIONS TO OBLIGATION TO CLOSE

         8.01 CONDITIONS TO OBLIGATIONS OF BOTH PARTIES. The respective obligations of each Party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) NO ORDER, DECREE OR INJUNCTION. No order, decree or ruling of any governmental authority or court shall have been entered and not vacated prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby;

                  (b) EXPIRATION OF HSR ACT WAITING PERIOD. All applicable waiting periods under the HSR Act shall have expired without any indication by the Department of Justice or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby, or early termination thereof shall have been granted; and

                  (c) CONSENTS OBTAINED. All Consents and Authorizations material for the consummation of the transactions contemplated by this Agreement, and all Consents and Authorizations required for the GNP Shares to be transferred to Buyer, and for the Business to be operated by Buyer after the Closing in all material respects in the manner and to the extent of GNP's current operations, shall have been obtained (provided, however, that obtaining such Consents and Authorizations shall not be a condition to Seller's obligations except to the extent the lack of any such Consents or Authorizations would result in the transactions contemplated hereby being in violation of any Laws or would result in any material fine, penalty or liability imposed on Seller).

                  (d) ENVIRONMENTAL INSURANCE. GNP shall have received a single-premium, environmental insurance policy reasonably acceptable to Seller (the "Environmental Policy"), in the amount of $25,000,000 and naming GNP as insured and Seller and Buyer as additional insureds for all environmental obligations which may result from GNP's operation of the Business prior to Closing or from GNP's or Buyer's operation or cessation of operation of the Business or any portion thereof, including, without limitation, those environmental obligations related to the Millinocket Mill, the Dolby Landfill and the East Millinocket Mill. The Environmental Policy shall be a 15-year policy (if commercially available). The premium of the Environmental Policy shall be paid by Seller.

         8.02 CONDITIONS TO OBLIGATION OF BUYER. The obligations of Buyer under this Agreement and the consummation by Buyer of the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Buyer in writing:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing.

                  (b) PERFORMANCE OF OBLIGATIONS OF SELLER. Seller and its Affiliates shall have performed in all material respects all obligations required to be performed by them under this Agreement, and complied in all material respects with all covenants for which compliance by them is required under this Agreement, prior to or at the Closing.

                  (c) CLOSING DOCUMENTATION. Buyer shall have received the following documents, agreements and instruments from Seller:

                      (i) The stock certificates and, if applicable, stock powers, for the GNP Shares described in Section 3.01 hereof;

                      (ii) A copy of GNP's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware;

                      (iii) The minute books and stock record books of GNP;

                      (iv) A certificate dated as of a recent date from the Secretary of State of the State of Delaware to the effect that GNP is duly incorporated and in good standing in such jurisdiction;

                      (v) A certificate signed by an officer of Seller certifying as to the matters set forth in Sections 8.02(a), 8.02(b) and 8.02(d);

                      (vi) An opinion of Anthony H. Barash, Senior Vice President, Corporate Affairs and General Counsel of Seller, relying upon and attaching opinions of such other counsel to Seller as shall be appropriate or necessary, each dated the date of the Closing and addressed to Buyer with respect to the subjects set forth in Exhibit G hereto.

         (The opinions required by this Section 8.02(c) may expressly rely as to matters of fact upon certificates furnished by appropriate officers and directors of Seller and GNP and by public officials;)

                      (vii) A certificate of the Secretary or an Assistant
                  Secretary of Seller dated the Closing Date certifying (A) that attached thereto are true, complete and correct copies of resolutions, as in effect on the date of such certification, duly adopted by the Board of Directors of Seller, or a duly authorized committee thereof, approving the transactions contemplated hereby and authorizing the execution, delivery and performance by Seller of this Agreement and the sale and transfer of the GNP Shares in accordance herewith, and (B) as to the incumbency and signatures of the officers of Seller executing this Agreement and all instruments or other documents delivered in connection with this Agreement;

                      (viii) All other instruments and documents required by this Agreement to be delivered by Seller to Buyer on or before the Closing.

                  (d) NO ADVERSE CHANGE. There shall have been no material adverse change in the condition of any of the Owned Real Property, Assets or Business which in Buyer's reasonable business judgment, would be material and adverse to the acquisition of the GNP Shares pursuant to this Agreement or would be material and adverse to the Business.

                  (e) UNION CONTRACTS. The unions which are parties to the Union Contracts shall have ratified, by necessary vote of their respective memberships, amendments to such contracts, as agreed between such unions and Buyer, subject to the provisions of Section 7.15 hereof.

                  (f) FIRPTA CERTIFICATE. Seller shall have delivered to Buyer, pursuant to Section 1445(b)(2) of the Code and in conformity with Treasury Regulation Section 1.1445-2(b)(2)(iii)(B), a duly executed certification of non-foreign status.

                  (g) AFFILIATE TRANSACTIONS. All amounts owing to GNP from Seller or any Affiliate thereof shall have been paid in full and any indebtedness of GNP to Seller and/or its Affiliates shall have been settled or otherwise paid.

                  (h) NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced and pending against Buyer, or against any Person affiliated with Buyer, any proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement; or (ii) that are likely to have the effect of preventing, making illegal or otherwise materially interfering with any of the transactions contemplated by this Agreement.

                  (i) NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made by any Person and be pending any claim asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or obtain beneficial ownership of, any stock of, or any other voting, equity or ownership interest in, GNP.

                  (j) FINANCING COMMITMENT. Buyer receives the financing from the commercial bank pursuant to the Financing Commitment.

         8.03 CONDITIONS TO OBLIGATION OF SELLER. The obligations of Seller under this Agreement and the consummation by Seller of the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Seller in writing:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing.

                  (b) PERFORMANCE OF OBLIGATIONS OF BUYER. Buyer and its Affiliates shall have performed in all material respects all obligations required to be performed by them under this Agreement, and complied in all material respects with all covenants for which compliance by them is required under this Agreement, prior to or at the Closing.

                  (c) CLOSING DOCUMENTATION. Seller shall have received the following documents, agreements and instruments from Buyer:


                      (i)    Payment of the Purchase Price pursuant to Section
                  2.02 hereof, including delivery of the Promissory Notes;

                      (ii) A certificate signed by an officer of Buyer certifying as to the matters set forth in Sections 8.03(a) and 8.03(b) above;

                      (iii) An opinion of one or more counsel to Buyer, each dated the date of the Closing and addressed to Seller with respect to the subjects set forth in Exhibit H hereto.

         (The opinions required by this Section 8.03(c) may expressly rely as to matters of fact upon certificates furnished by appropriate officers and directors of Buyer and by public officials);

                      (iv) Copies of all consents, notices and Approvals referred to in Section 4.02 and hereof;

                      (v) A certificate of the Secretary or an Assistant Secretary of Buyer dated the Closing Date certifying (A) that attached thereto are true, complete and correct copies of resolutions, as in effect on the date of such certification, duly adopted by the Board of Directors of Buyer, or a duly authorized committee thereof, approving the transactions contemplated hereby and authorizing the execution, delivery and performance by Buyer of this Agreement, and (B) as to the incumbency and signatures of the officers of Buyer executing this Agreement and all instruments or other documents delivered in connection with this Agreement;

                      (vi) All other instruments and documents required by this Agreement to be delivered by Buyer to Seller on or before the Closing.

                  (d) RELEASE OF GUARANTY. Buyer shall have taken such actions (including, without limitation, the provision of a substitute guaranty, letter of credit or other acceptable substitute security) as were necessary to obtain and deliver to Seller a complete release of all of Seller's obligations as a guarantor of GNP's workers compensation self insurance obligations pursuant to the Guaranty (the "Guaranty") dated January 1, 1992, issued by Seller to the Bureau of Insurance of the State of Maine. If such release is not obtained and Seller chooses to waive this condition and proceed to consummate the Closing, Buyer will, immediately upon Closing, cause GNP to purchase workers compensation insurance coverage which Seller reasonably determines to be sufficient in scope and amount to cover any claims which might be included in the Guaranty and, in either case, continue diligently and in good faith to pursue such release of Seller's obligations under the Guaranty. After the Closing occurs, Buyer agrees to indemnify and defend, and to cause GNP to indemnify and defend, Seller against any liability or obligation under the Guaranty, provided, however, that Seller may waive all or any of the provisions of this Section 8.03(d) in their entirety. If such actions of providing acceptable substitute security have not been accomplished by the Closing Date, Seller agrees to permit its existing guaranty and letter of credit to remain in place with the Bureau of Insurance for an additional period of up to ninety (90) days.

                  (e) BOARD APPROVAL The Board of Directors of Seller shall have authorized and approved the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Related Agreements by Seller, which shall be on the agenda at the next scheduled meeting thereof.


                                   ARTICLE IX

                                   THE CLOSING

         9.01 TIME AND PLACE OF CLOSING. Upon the terms and subject to the satisfaction or waiver of the conditions in this Agreement, the Closing of the transactions contemplated hereby (the "Closing") shall take place as of the Effective Time on the fifth Business Day following notice by either Party to the other that it believes that all conditions outside the control of the Parties have been satisfied (provided that if the Party receiving such notice determines that any such condition has not in fact been satisfied, it shall give notice of such determination to the other Party and the Closing shall be delayed until the third Business Day after all such conditions have in fact been satisfied) at the offices of Seller's counsel, Carter, Ledyard & Milburn, Two Wall Street, New York, New York 10005, or at such other time and place as the Parties hereto may agree in writing. The date on which the Closing occurs is herein referred to as the "Closing Date".

         9.02 INSTRUMENTS OF TRANSFER, ETC. At the Closing, Seller will deliver to Buyer such stock certificates, stock powers, instruments of assignment and other good and sufficient instruments of transfer and the other instruments and documents contemplated hereby, executed by Seller and its

Affiliates and in form and substance reasonably satisfactory to Buyer, as Buyer may reasonably require to vest in Buyer all right, title and interest of Seller and its Affiliates in and to the GNP Shares, and Buyer shall pay to Seller the amount, and deliver to Seller the other instruments and documents required of it at the Closing.

         Seller shall deliver to Buyer at the Closing possession of the GNP Shares pursuant to this Agreement and the entire right, title and interest of Seller in and to such GNP Shares shall pass to such Buyer at the Closing.

                                    ARTICLE X

                             POST-CLOSING COVENANTS

         10.01 EXPENSES. Except as otherwise provided herein, Seller and Buyer shall each bear their own costs and expenses incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Seller shall be responsible for the fees, commissions, expenses and reimbursements incurred by or required to be paid to its and GNP's professional advisors, and Buyer shall be responsible for the fees, commissions, expenses and reimbursements incurred by or required to be paid to Buyer's professional advisors. Buyer and Seller will each pay one-half of any fees charged by any accountants retained to resolve disputes pursuant to Section 2.03 hereof, except as otherwise set forth in such Section.

         10.02 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the Parties hereto will use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the GNP Shares and the other transactions contemplated by this Agreement and the Related Agreements. From time to time after the date hereof (including after the Closing Date if requested), Seller and its Affiliates will, at their own expense and without further consideration, execute and deliver such instruments and documents to Buyer as Buyer may reasonably request in order more effectively to vest in Buyer ownership of the GNP Shares and to more effectively consummate the transactions contemplated by this Agreement and the Related Agreements.

         10.03 COMMISSIONS AND FEES. Seller and Buyer each represent and warrant to the other that no broker, finder, financial adviser or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Party making such representation, except for fees which may be payable to Donaldson, Lufkin & Jenrette Securities Corporation by Seller, as to which Seller shall indemnify and hold harmless GNP and Buyer. Seller and Buyer will pay to the other or otherwise discharge, and will jointly and severally indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees (other than as described above) incurred by reason of any action taken by such Party.

         10.04 CONSENTS.

               (a) If any Consent required for the transfer or assignment of a Material Agreement to GNP as set forth in Section 4.22 of the Disclosure
Schedule is not obtained on or before the Closing Date and the Closing shall occur, Seller shall continue for a reasonable time after the Closing to use all commercially reasonable efforts to obtain such Consent or Consents.

               (b) If Seller shall be unable to obtain any such Consent within a reasonable time following the Closing, Seller and GNP agree to enter into an agreement which will provide GNP and Seller with substantially equal benefits or use of such Material Agreement for which such Consent has not been obtained (and at no substantial additional expense to Seller), subject to GNP's performance of, and indemnification of Seller with respect to, all obligations imposed on Seller or GNP under such Material Agreement.

         10.05 REMOVAL OF TRADEMARKS, ETC. As promptly as practicable after the Closing, and in no event later than six (6) months after the Closing Date, and except as otherwise contemplated by the Marketing Agreement, Buyer agrees to cease use of and to delete, remove or otherwise obliterate from all packaging, signage, advertisements, marketing and promotional materials and other materials of GNP, all trade names and trademarks of Seller, including, but not limited to, references to "Bowater" and derivatives thereof, and logos associated therewith.

         10.06 PARTICIPATION AND SERVICE. Except as otherwise contemplated by
Section 7.15, and except for pension obligations, (i) employees of GNP after the Closing will be eligible to participate in all plans, programs and arrangements of Buyer applicable to similarly situated employees or former employees, as the case may be, of Buyer (or the plans, programs and arrangements of GNP that are continued after the Closing, if they provide the same or better benefits), and shall not be subject to waiting periods or preexisting condition limitations in connection with such eligibility, and (ii) employees of GNP after the Closing will receive credit for purposes of eligibility, vesting and benefit accrual under such plans, programs and arrangements for periods of employment with Seller or GNP.

         10.07 CAFETERIA PLAN. Seller and Buyer will cooperate to provide for an orderly transition of the Flexible Spending Plan.

         10.08 CONFIDENTIALITY. All copies of any Books and Records of GNP retained by Seller shall, for a period of two (2) years from the date hereof, be maintained by Seller with the same degree of confidentiality as Seller maintains its own confidential information. All trade secrets and proprietary information of GNP shall be maintained by Seller with the same degree of confidentiality as Seller maintains its own trade secrets and proprietary information. Seller agrees not to use such trade secrets and proprietary information for its own benefit or for the benefit of another, except to the extent that Seller already uses such information in connection with its business, which usage shall be unaffected hereby.

         10.09 DIRECTORY PAPER SALES. In the event that Buyer causes GNP to continue to manufacture directory paper following the Closing Date, Seller shall cooperate with Buyer as reasonably necessary to facilitate Buyer's recruitment of such of Seller's or GNP's personnel as are, as of the date hereof and as of the Closing Date, primarily engaged in the sale of GNP's directory paper products. In such event, Seller shall assign to GNP, and GNP shall assume, Seller's or GNP's outstanding agreements for the sale of directory paper and other groundwood specialty agreements with GNP's customers for products manufactured by GNP.

         10.10 PURCHASE AGREEMENT DISTRIBUTIONS. The Parties acknowledge and agree that notwithstanding any other provision of this Agreement to the contrary, Seller shall at or prior to Closing hereunder receive as a liquidating distribution all payments (representing Purchase Price, adjustments, apportionments and other payments contemplated thereby) received by GNP under the Irving Purchase Agreement and the McDonald Purchase Agreement, including all of GNP's rights to receive any additional payments payable after the Closing Date under the Irving Purchase Agreement and the McDonald Purchase Agreement, subject to Seller's assumption and performance of all payment obligations of GNP thereunder to the other parties thereto.

         10.11 CHANGE IN USE OF RECYCLED PULP PLANT. Buyer shall notify Seller in writing at least 90 days prior to any disposition, discontinuance of use or other event which would cause interest on the tax-exempt bonds issued by Seller with respect to the recycled pulp plant at the East Millinocket Mill to become taxable for Federal income tax purposes.

         10.12 RETENTION BONUSES. Seller shall reimburse GNP with respect to retention bonuses paid to GNP employees employed by GNP for a period of not less than 18 months following the Closing Date, upon receipt of evidence reasonably satisfactory to Seller that the employee with respect to which such reimbursement is claimed met the foregoing qualification, provided, however, that the foregoing obligation of Seller shall apply with respect to not more than 15 individuals of GNP's choosing and the reimbursement obligation of Seller under this Section 10.12 shall not exceed $2,000,000 in aggregate amount.

                                   ARTICLE XI

                     REMEDIES FOR BREACHES OF THIS AGREEMENT

         11.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any otherwise applicable statute of limitations, all of the representations, warranties and covenants of Seller contained in Sections 4.02 and 4.14 shall survive the Closing hereunder (unless Buyer was informed by Seller, pursuant to Section 7.09, of any misrepresentation or breach of warranty at the time of Closing, in which event such breach shall be deemed to be waived upon consummation of the Closing) and continue in full force and effect for a period of one year thereafter; all of the representations, warranties and covenants of Seller contained in Sections 4.03, 4.05, 4.08, 4.09, 4.10, 4.11, 4.18 and 4.24
shall survive the Closing hereunder (unless Buyer was informed by Seller, pursuant to Section 7.09, of any misrepresentation or breach of warranty at the time of Closing, in which event such breach shall be deemed to be waived upon consummation of the Closing) and continue in full force and effect for a period of three years thereafter. All of the other representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing (unless the damaged Party was informed, pursuant to Section 7.09, of any misrepresentation or breach of warranty at the time of Closing, in which event such breach shall be deemed to be waived upon consummation of the Closing) and continue in full force and effect for a period of two years thereafter, except
(i) for the representations, warranties and covenants contained in Sections 4.04, 4.05, 4.06, 4.15, and 4.24, which shall survive the Closing hereunder until the later of the expiration of the statute of limitations on assessments applicable thereto or final settlement or determination of an assessed liability, in each case, plus 180 days, and (ii) for the provisions of Article VI, which shall survive indefinitely.

         The Indemnification provisions set forth in this Article XI shall, if there is an applicable survival period for the representation, warranty or covenant breached, survive for such period, and otherwise shall survive Closing for a period of three years thereafter, and shall thereupon expire except: (a) the provisions of Section 11.03 shall survive indefinitely; (b) the provisions of Section 7.13, 11.04 and Article VI shall survive indefinitely and shall not be subject to any minimum or maximum amount set forth in Section 11.02 or 11.03 below; (c) with respect to any claim, written notice of which shall have been delivered to the Party against which the claim is made, such claim shall survive the termination of such period and shall survive for as long as such claim is unsettled; and (d) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date.

         Except as set forth in this Article XI, Seller shall have no further liability to Buyer, and Buyer shall have no further liability to Seller, from and after the Closing, with respect to the representations, warranties and covenants referred to in this Agreement and in any exhibit, certificate, affidavit, statutory declaration, disclosure schedule or other document delivered or given pursuant to this Agreement.

         Any Party entitled to receive indemnification pursuant to this Article XI shall use commercially reasonable efforts to seek recovery (including both costs of defense and indemnity) under applicable insurance policies with respect to any Adverse Consequences.

         11.02    INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER.

                  (a) In the event that Seller breaches any of its representations, warranties, and covenants contained herein or in any instrument delivered by Seller pursuant hereto at or prior to Closing, and, provided that Buyer makes a written claim for indemnification against Seller pursuant to
Section 11.05 below within the applicable survival period set forth in Section 11.01, then Seller shall indemnify GNP, Buyer and its officers, directors, stockholders and Affiliates (the "Buyer Indemnified Parties") from and against any Adverse Consequences Buyer Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer Indemnified Parties may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach up to an aggregate maximum amount of $10,000,000 with respect to all claims against Seller (excluding de Minimis Claims, claims under Article VI and Retained Liabilities); provided, however, that Seller shall have no obligation to indemnify Buyer Indemnified Parties from and against any Adverse Consequences until Buyer Indemnified Parties have suffered Adverse Consequences by reason of all such breaches in excess of an aggregate deductible amount of a $100,000 (excluding de Minimis Claims and Retained Liabilities), aggregate deductible (the "Seller Deductible Amount"), at which point Seller will be obligated to indemnify Buyer Indemnified Parties from and against all such Adverse Consequences in excess of such Seller Deductible Amount; and provided, further that Seller shall not be liable under this Section 11.02 for a claim if the amount of Adverse Consequences thereunder is less than $5,000 (for purposes hereof, any series of claims arising from the same or substantially similar facts or circumstances shall be treated as one claim) ("de Minimis Claims"). Without prejudice to the provisions of Sections 10.02 and 13.15, indemnification pursuant to the terms of this Section 11.02 shall be the sole and exclusive remedy against Seller for breaches of the nature set forth herein.


                  (b) Except as otherwise required by law, all indemnification payments under this Section 11.02 shall be treated for Tax purposes as adjustments to the Purchase Price. In determining the amount payable hereunder there shall be taken into account (i) the dollar amount of any insurance or other net proceeds actually receivable by (or payable for the benefit of) the Buyer Indemnified Party with respect to the events giving rise to a claim hereunder and (ii) any income Tax benefit to the Buyer Indemnified Party actually realized as a direct result of, and that would not have arisen but for, the events giving rise to such claim under this Section 11.02. If any such income Tax benefit is subsequently disallowed in whole or in part, Seller shall promptly reimburse and pay to such Buyer Indemnified Party such disallowed amount. The amount of any indemnity or other amount payable by Seller to any Buyer Indemnified Party pursuant to this Section 11.02 shall be increased by such amount as shall be necessary to assure that, net of the amount of any and all Taxes payable by the Buyer Indemnified Party in respect of the receipt or accrual of any amount paid to or for the account of the Buyer Indemnified Party or otherwise paid pursuant to Seller's indemnification of Buyer

Indemnified Parties under this Section 11.02 (including the dollar amount of any insurance or other net proceeds received or receivable by the Buyer Indemnified Party in respect of the events giving rise to the claim hereunder), the Buyer Indemnified Party receives the amount otherwise payable to it under this Section
11.02 and is held harmless, on an after-Tax basis, from and against the events giving rise to the claim made hereunder. Subject to the foregoing provisions of this Section 11.02(b), any valid claim for indemnification pursuant to this
Section 11.02 shall be satisfied first by set-off against and reduction of the Term Note by such claim being applied first against accrued but unpaid interest on the principal amount of the Term Note to the date of such claim and then against payment of the outstanding principal amount of the Term Note in reverse chronological order of such payments.

                  (c) The limitations on liability set forth in this Section
11.02 shall not apply with respect to any payment contemplated by Article II or
Article VI of this Agreement. Such payments shall not be included in the calculation of de Minimis Claims.

                  (d) Seller shall indemnify the Buyer Indemnified Parties against any Adverse Consequences incurred by any of them as a result of a claim for indemnification made against GNP by any pre-Closing officer of GNP or any other Person entitled to indemnification from GNP with regard to any occurrence prior to the Closing, whether such claim arises out of GNP's Bylaws, GNP's Certificate of Incorporation, the Delaware General Corporation Law or otherwise. The indemnification obligations provided in this Section 11.02(d) shall survive the Closing indefinitely and shall not be subject to the limits set forth in Sections 11.02(a) above.

         11.03    INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER.

                  (a) In the event that Buyer breaches any of its representations, warranties, and covenants contained herein or in any instrument delivered by Buyer pursuant hereto at or prior to Closing, and, provided that Seller makes a written claim for indemnification against Buyer pursuant to
Section 11.05 below within the applicable survival period set forth in Section 11.01, then Buyer shall indemnify Seller and its officers, directors, stockholders and Affiliates (the "Seller Indemnified Parties") from and against any Adverse Consequences Seller Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Seller Indemnified Parties may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach up to an aggregate maximum amount of $10,000,000 with respect to all claims against Buyer (excluding de Minimis Claims, claims under Article VI and Assumed Liabilities); provided, however, that Buyer shall have no obligation to indemnify Seller Indemnified Parties from and against any Adverse Consequences until Seller Indemnified Parties have suffered Adverse Consequences by reason of all such breaches in excess of an aggregate deductible amount of a $100,000 (excluding de Minimis Claims and Assumed Liabilities), aggregate deductible (the "Buyer Deductible Amount"), at which point Buyer will be obligated to indemnify Seller Indemnified Parties from and against all such Adverse Consequences in excess of such Buyer Deductible Amount; and provided, further that Buyer shall not be liable under this Section 11.03 for a claim if the amount of Adverse Consequences thereunder is less than

$5,000 (for purposes hereof, any series of claims arising from the same or substantially similar facts or circumstances shall be treated as one claim) ("de Minimis Claims"). Without prejudice to the provisions of Sections 10.02 and 13.15, indemnification pursuant to the terms of this Section 11.03 shall be the sole and exclusive remedy against Buyer for breaches of the nature set forth herein.

                (b) Except as otherwise required by law, all indemnification payments under this Section 11.03 shall be treated for Tax purposes as adjustments to the Purchase Price. In determining the amount payable hereunder there shall be taken into account (i) the dollar amount of any insurance or other net proceeds actually receivable by (or payable for the benefit of) the Seller Indemnified Party with respect to the events giving rise to a claim hereunder and (ii) any income Tax benefit to the Seller Indemnified Party actually realized as a direct result of, and that would not have arisen but for, the events giving rise to such claim under this Section 11.03. If any such income Tax benefit is subsequently disallowed in whole or in part, the indemnifying party in respect of the original indemnity claim shall promptly reimburse and pay to such Seller Indemnified Party such disallowed amount. The amount of any indemnity or other amount payable by Buyer to any Seller Indemnified Party pursuant to this Section 8.03 shall be increased by such amount as shall be necessary to assure that, net of the amount of any and all Taxes payable by the Seller Indemnified Party in respect of the receipt or accrual of any amount paid to or for the account of the Seller Indemnified Party or otherwise paid pursuant to Buyer's indemnification of Seller Indemnified Parties under this Section 11.03 (including the dollar amount of any insurance or other net proceeds received or receivable by the Seller Indemnified Party in respect of the events giving rise to the claim hereunder), the Seller Indemnified Party receives the amount otherwise payable to it under this Section
11.03 and is held harmless, on an after-Tax basis, from and against the events giving rise to the claim made hereunder.

                (c) The limitations on liability set forth in Section 11.03(a) above shall not apply with respect to any payment contemplated by Article II or
Article VI of this Agreement. Such payments shall not be included in the calculation of de Minimis Claims.

                (d) In furtherance of the indemnification provided to Seller by Buyer under this Section 11.3, Buyer agrees that, immediately upon Closing, Buyer will cause GNP to sign and deliver to Seller a written statement in form and substance satisfactory to Seller, whereby GNP will agree to be bound by and provide to Seller the indemnity set forth by this Article XI on a joint and several basis with Buyer.

         11.04 INDEMNIFICATION REGARDING PURCHASE AGREEMENTS. With respect to any indemnification claims against Seller pursuant to Article XI of the Irving Purchase Agreement Buyer agrees that no such claims shall be brought by Buyer or any Affiliate or former Affiliate of Buyer to the extent that the Adverse Consequences giving rise to such claims resulted from any act or omission of GNP, Buyer or Buyer's Affiliates occurring after the Effective Time (and all such claims are hereby waived and released and Buyer and GNP agree to jointly and severally indemnify and hold harmless Seller against all Adverse Consequences arising from any such claims). With respect to any indemnification claims against Seller or GNP pursuant to Article X of the McDonald Purchase Agreement ("McDonald Claims"): (a) Seller will indemnify and hold harmless Buyer and GNP with respect to all Adverse Consequences arising from McDonald Claims to the extent that the McDonald Claims result from any act or omission of GNP or Seller occurring prior to the Effective Time; and (b) Buyer and GNP will jointly and severally indemnify and hold harmless Seller with respect to all Adverse Consequences arising from McDonald Claims to the extent that the McDonald
Claims result from any act or omission of GNP, Buyer or Buyer's Affiliates occurring after the Effective Time. With respect to any indemnification claims against GNP pursuant to Section 8 of the Seven Islands Purchase Agreement, Seller will indemnify and hold harmless Buyer and GNP. There shall be no minimum or maximum limitations on indemnification claims by the Parties pursuant to this Section 11.04.

         11.05    MATTERS INVOLVING THIRD PARTIES.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article XI, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) (i) The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) so long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11.05(b) above the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 11.05(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article XI.

                  (e) In the event that a Tax matter arises pursuant to Section
6.04 or Section 6.07 hereof, (i) the Party contacted by the taxing authority shall provide written notice thereof to the other Party hereto, (ii) the Parties shall cooperate in good faith to resolve the matter and shall jointly control all actions taken in connection with any Tax claim relating solely to such Tax matter (and each Party shall bear its own expenses with respect thereto), (iii) the Parties shall keep each other informed of all material developments and proceedings, and (iv) neither Party shall settle such Tax claim without the other Party's prior written consent; provided, however, that if either Party shall refuse to consent to any settlement that the other Party proposed to accept (a "Proposed Settlement"), then (A) the liability with respect to the subject matter of the Proposed Settlement of the Party who proposed to accept the Proposed Settlement shall be limited to the amount that such liability would have been if the Proposed Settlement had been accepted and (B) the other Party shall be responsible for all expenses incurred thereafter in connection with the contest of such Tax audit or proceeding except to the extent that the final settlement imposes less liability on the Party who proposed to accept the Proposed Settlement than the Proposed Settlement would have imposed.

                  (f) If a Tax Matter arises under Section 6.03 hereof, (i) the Party contacted by the taxing authority shall provide written notice thereof to the other Party hereto, (ii) the Parties shall keep each other informed of all material developments and proceedings, and (iii) Buyer and GNP shall cooperate in good faith with the Seller and Seller shall control all actions taken in connection with any Tax claim relating solely to such Tax matter (and each Party shall bear its own expenses with respect thereto). For purposes of Sections 11.05(e) and (f), "Party" includes GNP, and Seller (before the Closing) and Buyer (after the Closing) shall cause GNP to comply with the provisions of such Sections.

         11.06    SOLE REMEDY. Without prejudice to the provisions of Sections
10.02 and 13.15, Buyer and Seller each acknowledge and agree that the foregoing indemnification provisions of this Article XI are Buyer's and Seller's sole and exclusive remedies against the other for any claim with respect to the transactions contemplated hereby or otherwise relating to GNP, the Assets or the Business and Buyer and Seller each hereby waive and release any statutory, equitable or common law remedies which might otherwise be available against the other.

                                   ARTICLE XII

                                   TERMINATION

         12.01 TERMINATION OF AGREEMENT. This Agreement may be terminated by the Parties as provided below:

                  (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event that Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before July 31, 1999, by reason of the failure of any condition precedent under Section 8.01 or 8.02 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

                  (c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, (ii) Buyer has failed to provide to Seller by June 30, 1999, a Financing Commitment and Equity Commitments meeting the requirements of Section 7.18 hereof,] or (iii) if the Closing shall not have occurred on or before July 31, 1999, by reason of the failure of any condition precedent under Section 8.01 or 8.03 hereof (unless the failure results primarily from any of Seller breaching any representation, warranty, or covenant contained in this Agreement); and

                  (d) Buyer or Seller may terminate this Agreement by giving written notice to the other if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         12.02 EFFECT OF TERMINATION. If either Party terminates this Agreement pursuant to Section 12.01 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party or their respective Affiliates, directors, officers or employees, except for the obligations of the Parties hereto contained in provisions which are stated to survive any termination of this Agreement, including, without limitation, Sections 7.02, 7.03, 12.01(b), 12.01(c), 13.01, 13.06, 13.07, 13.08,
13.09, 13.12, 13.13, 13.16 and 13.19 and Article XI (except for any Liability of any Party then in breach).

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.01 ENTIRE AGREEMENT. This Agreement (including the Annexes, Exhibits, Schedules and documents attached hereto or referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, except for the Confidentiality Agreement which will remain in full force and effect for the term provided therein.

         13.02 NO THIRD-PARTY BENEFICIARIES. Except as otherwise expressly provided for in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any employee of GNP, Seller or Buyer or any other Person, other than the Parties hereto (and their successors and permitted assigns), any rights, remedies or other benefits under or by reason of this Agreement.

         13.03 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder, provided, however, that any such assignment shall not relieve Buyer of its liabilities and obligations to Seller hereunder in the event that Buyer's assignee does not perform such liabilities and obligations and Buyer will execute and deliver to Seller guarantees in form and substance reasonably satisfactory to Seller of Buyer's assignees' obligations (including, specifically and without limitation obligations under the Promissory Notes and under any financing provided by Seller pursuant to Section 10.01 hereof).

         13.04 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by either Party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Party hereto to produce or account for more than one such counterpart executed and delivered by such Party. Execution by facsimile signature shall be deemed to be, and shall have the same effect as, execution by original signature.

         13.05 HEADINGS. The Article and Section headings, and the table of contents, contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.06 NOTICES. All notices, certificates, requests, demands, claims, and other communications hereunder shall be given in writing and shall be delivered personally (including by personal courier or delivery service) or sent by facsimile, telex or telegram or by the registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following address (or at such other addresses as the shall be specified by like notice):

         If to Seller:                                        Copy to:
         -------------                                        --------
         Bowater Incorporated                        Carter, Ledyard & Milburn
         55 East Camperdown Way                               Two Wall Street
         P.O. Box 1028                                        New York, New York 10005
         Greenville, South Carolina 29602
         Facsimile No.: (864) 282-9468                        Facsimile No.: (212) 732-3232
         Attention: Anthony H. Barash, Esq.                   Attention: Peter P. McN. Gates, Esq.
                    Senior Vice President
                    and General Counsel



         If to Buyer:                                         Copy to:
         ------------                                         --------

         Inexcon Maine, Inc.                         Brann & Isaacson, LLP
         c/o Brann & Isaacson, LLP                   184 Main Street
         184 Main Street                             P.O. Box 3070
         P.O. Box 3070                               Lewiston, Maine 04243-3070
         Lewiston, Maine 04243-3070                  Facsimile No.: (207) 783-9325
         Facsimile No.: (207) 783-9325               Attention: Martin I. Eisenstein, Esq.
         Attention: Martin I. Eisenstein, Esq.

Any notice given personally or by mail or telegram shall be effective when received. Any notice given by telex or facsimile shall be effective when the appropriate telex or facsimile answerback is received.

         13.07 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maine as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies (without giving effect to any choice or conflict of law provision or rule, whether of the State of Maine or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the State of Maine).

         13.08    DISPUTE RESOLUTION.

                  (a)      MEDIATION.

                           (i)      In the event of any dispute, controversy or
claim arising out of or relating to this Agreement or the breach, termination, or validity thereof, except for disputes required to be resolved pursuant to
Section 2.03 of this Agreement and disputes in respect of which equitable relief is sought ("Dispute"), the Parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 13.08(a) before resorting to the procedure set forth in Section 13.08(b) below.

                           (ii)     Unless the Parties agree otherwise, the
mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association by a mediator who (x) has the qualifications and experience set forth in paragraph (iii) of this Section 13.08(a) and (y) is selected as provided in paragraph (iv) of this Section 13.08.

                           (iii)    Unless the Parties agree otherwise, the
mediator shall be a lawyer or retired judge who has mediated cases involving large commercial transactions for the federal or state courts or a reputable commercial alternative dispute resolution ("ADR") firm or not-for-profit ADR organization.

                           (iv)     Either Party (the "Initiating Party") may
initiate mediation of the Dispute by giving the other Party (the "Recipient Party") written notice (a "Mediation Notice") setting forth a list of the names and resumes of qualifications and experience of three impartial persons who the Initiating Party believes would be qualified as a mediator pursuant to the provisions of paragraph (iii) hereof. Within 7 days after the delivery of the Mediation Notice, the Recipient Party shall give a counter-notice (the "Counter-Notice") to the Initiating Party in which the Recipient Party may designate a person to serve as the mediator from among the three persons listed by the Initiating Party in the Mediation Notice (in which event such designated person shall be the mediator). If none of the persons listed in the Mediation Notice is designated by the Recipient Party to serve as the mediator, the Counter-Notice shall set forth a list of the names and resumes of three impartial persons who the Recipient Party believes would be qualified as a mediator pursuant to the provisions of paragraph (iii) hereof. Within 7 days after the delivery of the Counter-Notice, the Initiating Party may designate a person to serve as the mediator from among the three persons listed by the Recipient Party in the Counter-Notice (in which event such designated person shall be the mediator). If the Parties cannot agree on a mediator from the three impartial nominees submitted by each Party, each Party shall strike two names from the other Party's list, and the two remaining persons on both lists will jointly select as the mediator any person who has the qualifications and experience set forth in paragraph (iii) hereof. If they are unable to agree, then the mediator will be selected by the American Arbitration Association.

                           (v)      If the Dispute cannot be settled within 30
days after the mediator has been selected as provided above, either Party may give the other and the mediator a written notice declaring the mediation process at an end, in which event the Dispute shall be resolved by arbitration as hereinafter provided.

                           (vi)     All conferences and discussions which occur
in connection with mediation conducted pursuant to this Agreement shall be deemed settlement discussions, and nothing said or disclosed, nor any document produced which is not otherwise independently discoverable, shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

                           (vii)    Each Party shall bear its own costs and
expenses with respect to mediation; provided that the costs of the mediator shall be shared equally between the Parties.

                  (b)      ARBITRATION.

                           (i)      Except as otherwise expressly provided
herein or in any of the Related Agreements, any Dispute not settled in accordance with the procedures set forth in Section 13.08(a) of this Agreement shall, at the request of any Party, be settled by arbitration in accordance with the

Commercial Arbitration Rules of the American Arbitration Association then in effect (the "Rules"), except as the Rules may be modified in this Section 13.08(b).

                           (ii)     The arbitration shall be held in Boston,
Massachusetts. There shall be three arbitrators, of whom each Party shall select one. The Party-appointed arbitrators shall select the third arbitrator. Each of the arbitrators shall be a former or retired judge with at least 10 years' experience in commercial matters.

                           (iii)    The arbitrators shall decide the matters in
dispute in accordance with the laws of Maine, without reference to the conflict of laws rules thereof (except with respect to disputes pertaining to title, possession or use of real property located in the State of Maine, which issues shall be governed by the laws of the State of Maine). The arbitration shall be governed by Maine Civil Procedure.

                           (iv)     The hearing shall be commenced within 90
days and the award shall be rendered no later than 120 days following the appointment of the last of the three arbitrators, unless the Parties agree otherwise or the Arbitrator orders otherwise. All discovery shall be completed no later than 20 days prior to the commencement of the hearing.

                           (v)      Consistent with the expedited nature of
arbitration, each Party will, upon the written request of the other Party, provide the other with copies of documents in its possession, custody or control relevant to the issues raised by any claim or counterclaim. Other discovery may be agreed by the Parties or ordered by the arbitrators to the extent the arbitrators deem additional discovery relevant and appropriate, and any dispute regarding discovery, including disputes as to the need therefor or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive.

                           (vi)     The Parties and the arbitrators shall treat
the proceedings, any related discovery and the decisions of the arbitral tribunal as confidential, except in connection with a judicial challenge to, or enforcement of, an award, and unless otherwise required by law.

                           (vii)    Any claim by either Party shall be time
barred unless the asserting Party makes a demand for arbitration with respect to such claim within the applicable statute of limitations except to the extent otherwise provided in this Agreement. Any dispute as to the timeliness of such demand or other statute of limitations issues shall be decided by the arbitrators.

                           (viii)   The award of the arbitrators shall be final
and binding and shall be the sole and exclusive remedy between the Parties regarding any claim, counterclaims, issues, or accounting presented to the tribunal. The arbitrators' award shall state the reasons on which the award is based. Any monetary award shall include interest from the date of any breach of or other violation of this Agreement to the date of which the award is paid, at a rate to be determined by the arbitrators. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. Each of the Parties hereby consents to service of process by registered mail, by receipted Federal Express or other courier delivery, or by personal delivery at its address set forth above and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other Party.

                           (ix)     This agreement to arbitrate shall be
binding upon the successors and assigns and any trustee, receiver, or executor of each Party, provided that nothing contained in this Section 13.08 shall limit the right of either Party, or any of their respective Affiliates, successors, or assigns, at its election, to seek equitable remedies in a court of equity or law in the event of a breach or threatened breach hereof, without first proceeding under this Section 13.08.

         13.09 RETURN OF INFORMATION. If for any reason whatsoever the sale and purchase of the GNP Shares pursuant to this Agreement is not consummated, Buyer shall promptly return to Seller all books, records and documents of Seller or GNP (including all copies, if any, thereof) furnished by Seller or GNP or any of their respective agents, employees, or representatives, and shall not use or disclose the information contained in such books, records or documents for any purpose or make such information available to any other entity or person, except that one copy of all such information may be retained in the files of Buyer's legal department.

         13.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties hereto. Either Party hereto may, by written notice to the other Party, waive any provision of this Agreement. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         13.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         13.12 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the Parties will bear its own costs and expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

         13.13 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of



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proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         13.14 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and the Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

         13.15 SPECIFIC PERFORMANCE. Both Parties acknowledge and agree that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13.16 below), in addition to any other remedy to which they may be entitled, at law or in equity.

       13.16 SUBMISSION TO JURISDICTION. WITHOUT LIMITING THE PARTIES?
AGREEMENT TO SUBMIT ANY AND ALL DISPUTES TO MEDIATION AND ARBITRATION AS HEREIN PROVIDED, IF, NOTWITHSTANDING SAID SECTION, EITHER PARTY SHALL HAVE THE RIGHT TO SEEK RECOURSE TO A COURT WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, THEN ANY ACTION OR PROCEEDING IN RESPECT OF ANY SUCH DISPUTE SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE SUPREME COURT OF THE STATE OF DELAWARE FOR THE COUNTY OF KENT OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE ( THE ?CHOSEN COURTS?) AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS FOR SUCH PURPOSES, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH
SECTION 13.06 OF THIS AGREEMENT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING


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ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. BUYER
IRREVOCABLY DESIGNATES BRANN & ISAACSON, LLP AS ITS AGENT AND ATTORNEY-IN-FACT FOR THE ACCEPTANCE OF SERVICE OF PROCESS ON ITS BEHALF IN ANY SUCH CLAIM OR PROCEEDING (AND HEREBY WAIVES ANY OBJECTION TO SERVICES OF PROCESS AT THE LEWISTON, MAINE OFFICES THEREOF) AND TAKING ALL SUCH ACTS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CONFER JURISDICTION OVER IT UPON THE CHOSEN COURTS AND BUYER STIPULATES THAT SUCH CONSENT AND APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST. SELLER IRREVOCABLY DESIGNATES THE CORPORATION TRUST COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT FOR THE ACCEPTANCE OF SERVICE OF PROCESS AND MAKING AN APPEARANCE ON ITS BEHALF IN ANY SUCH CLAIM OR PROCEEDING AND TAKING ALL SUCH ACTS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CONFER JURISDICTION OVER IT UPON THE CHOSEN COURTS AND SELLER STIPULATES THAT SUCH CONSENT AND APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

         13.17 FULFILLMENT OF OBLIGATIONS. Any obligation of either Party to the other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

         13.18 DEFINITION OF "ORDINARY COURSE". For purposes of this Agreement, the term "ordinary course" as it relates to the Business prior to the Closing means in a manner substantially the same as that normally employed by GNP in the ordinary course with respect to businesses it holds with a view towards operating and maintaining such businesses rather than a view towards the sale of such businesses to a third party.

         13.19 ATTORNEY'S FEES. In any arbitration or other proceeding brought by any Party hereto to enforce this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees incurred by the prevailing party in connection therewith, plus arbitration and court costs.

                                 **************




                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, Seller and Buyer have each caused this Agreement to be executed by their duly authorized officers, each as of the date first above written.

                                 INEXCON MAINE, INC.


                                 By:      /s/ Joseph G. Kass
                                    ----------------------------------------
                                 Name:   Joseph G. Kass
                                 Title:     Chairman and CEO


                                 BOWATER INCORPORATED


                                 By:      /s/ David G. Maffucci
                                    ----------------------------------------
                                 Name:    David G. Maffucci
                                 Title:   Senior Vice President and
                                          Chief Financial Officer






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